                                                                    EXHIBIT 99.1
================================================================================



                          AGREEMENT AND PLAN OF MERGER



                                  by and among

                     DATA PROCESSING RESOURCES CORPORATION,

                            DPRC ACQUISITION CORP.,

                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.

                              RICHARD K. CARLISLE,

                              THOMAS G. CARLISLE,

                                 JEFFERY CARTER

                                      and

                                ROBERT GALLAGHER



                              Dated June 16, 1998


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1   DEFINITIONS.....................................................   2
    1.1     Defined Terms...................................................   2
    1.2     Other Defined Terms.............................................   5

ARTICLE 2   THE MERGER......................................................   7
    2.1     The Merger......................................................   7
    2.2     Consummation of the Merger......................................   7
    2.3     Articles of Incorporation and Bylaws............................   7
    2.4     Officers and Directors..........................................   7
    2.5     Effect of the Merger............................................   7

ARTICLE 3   CONVERSION OF AND SURRENDER AND PAYMENT FOR SPC COMMON STOCK....   8
    3.1     Conversion......................................................   8
    3.2     Exchange Ratio..................................................  10
    3.3     Closing of Transfer Books.......................................  11
    3.4     Exchange of Certificates........................................  11
    3.5     Dissenter's Rights..............................................  12

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF SPC...........................  13
    4.1     Organization and Qualification of SPC...........................  13
    4.2     Authorization...................................................  13
    4.3     Due Execution and Delivery; Binding Obligations.................  13
    4.4     No Conflict or Violation........................................  13
    4.5     Consents and Approvals..........................................  14
    4.6     Pending Litigation..............................................  14
    4.7     Capitalization of SPC...........................................  14
    4.8     Financial Statements............................................  14
    4.9     Undisclosed Liabilities.........................................  15
    4.10    Absence of Certain Changes or Events............................  15
    4.11    Properties......................................................  16
    4.12    Books and Records...............................................  17
    4.13    Intellectual Property...........................................  17
    4.14    Leases..........................................................  17
    4.15    Receivables.....................................................  17
    4.16    Contracts.......................................................  18
    4.17    Employment Matters..............................................  19
    4.18    Employee Benefits...............................................  20
    4.19    Transactions with Affiliated Parties............................  21
    4.20    Certain Payments................................................  21

    4.21    Taxes..........................................................   22
    4.22    Compliance with Laws...........................................   24
    4.23    Permits........................................................   24
    4.24    Insurance......................................................   24
    4.25    Brokers, Finders, etc. ........................................   24
    4.26    Subsidiaries...................................................   24
    4.27    Banking Facilities.............................................   25
    4.28    Other Representations..........................................   25
    4.29    Full Disclosure................................................   25

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING SHAREHOLDERS.   25
    5.1     Authorization..................................................   25
    5.2     Due Execution and Delivery; Binding Obligations................   26
    5.3     No Conflict or Violation.......................................   26
    5.4     Consents and Approvals.........................................   26
    5.5     Title to SPC Common Stock......................................   26
    5.6     SPC's Representations and Warranties...........................   26
    5.7     Other Representations..........................................   27
    5.8     Full Disclosure................................................   27

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF DPRC AND ACQUISITION.........   27
    6.1     Organization...................................................   27
    6.2     Authorization..................................................   27
    6.3     Due Execution and Delivery; Binding Obligations................   27
    6.4     No Conflict or Violation.......................................   28
    6.5     Consents and Approvals.........................................   28
    6.6     Financial Statements and Reports...............................   28
    6.7     Accounting Matters.............................................   29

ARTICLE 7   SHAREHOLDER APPROVAL...........................................   29
    7.1     Shareholder Meetings...........................................   29
    7.2     Proxy Statement-Prospects; Registration Statement..............   29
    7.3     Amendments or Supplements to the Proxy Statement-Prospectus;
            Registration Statement.........................................   30

ARTICLE 8   OTHER COVENANTS AND AGREEMENTS.................................   30
    8.1     Conduct Prior to the Effective Date............................   30
    8.2     Access to Properties and Records...............................   31
    8.3     Negotiations...................................................   31
    8.4     Affiliates Agreements..........................................   32
    8.5     Pooling of Interests...........................................   32

     8.6    Employee Benefits..............................................   32
     8.7    Commercially Reasonable Efforts................................   32
     8.8    Financial Statements...........................................   32
     8.9    Tax Treatment; Tax Opinion.....................................   33
     8.10   Public Announcements...........................................   33

ARTICLE 9   CONDITIONS TO THE MERGER.......................................   33
     9.1    Conditions to Each Party's Obligation to Effect the Merger.....   33
     9.2    Conditions to the Obligation of SPC to Effect the Merger.......   34
     9.3    Conditions to Obligation of DPRC and Acquisition to Effect
            the Merger.....................................................   35

ARTICLE 10  TERMINATION PRIOR TO CLOSING...................................   37
    10.1    Termination....................................................   37
    10.2    Effect of Termination..........................................   38
    10.3    Effect of Obligations..........................................   38

ARTICLE 11  POST CLOSING...................................................   38
    11.1    Survival of Representations and Warranties.....................   38
    11.2    Indemnification Obligations....................................   39
    11.3    Tax-Free Treatment.............................................   41
    11.4    Stock Options..................................................   41
    11.5    Board Representation...........................................   41
    11.6    Transfers To Be Effected By Market Maker.......................   41
    11.7    Expenses.......................................................   42

ARTICLE 12  MISCELLANEOUS PROVISIONS.......................................   42
    12.1    Entire Agreement...............................................   42
    12.2    Governing Law and Choice of Forum..............................   42
    12.3    Interpretation.................................................   43
    12.4    Waiver and Amendment...........................................   43
    12.5    Assignment.....................................................   43
    12.6    Successors and Assigns.........................................   43
    12.7    Notices........................................................   43
    12.8    Severability...................................................   44
    12.9    Specific Performance...........................................   44
    12.10   Cumulative Remedies............................................   44
    12.11   Warranty of Authority..........................................   44
    12.12   Counterparts...................................................   45

                                LIST OF EXHIBITS

   A      SPC Adjusted Net Worth at the Balance Sheet Date
   B      SPC Adjusted Working Capital at the Balance Sheet Date
   C      SPC Tax and Other Liabilities at the Balance Sheet Date
   D      Form of Option Cancellation Agreement
   E      Form of Escrow Agreement
   F      Form of SPC Affiliates Agreement
   G      Form of DPRC Affiliates Agreement
   H      Form of Executive Employment Agreement
   I      Form of Noncompetition Agreement
   J      Form of Other Employment Agreement


                                LIST OF SCHEDULES

   1.1    List of Key Persons
   4.1    Articles and Bylaws of SPC
   4.4    Certain Conflicts or Violations
   4.5    SPC's Consents and Approvals
   4.6    SPC's Litigation
   4.7    Capitalization of SPC
   4.8    Financial Statements
   4.9    Undisclosed Liabilities
   4.10   Certain Changes or Events
   4.11   Properties
   4.13   Intellectual Property
   4.14   Leases
   4.15   Receivables
   4.16   Contracts and Major Customers
   4.17   Employment Matters
   4.18   Employee Benefit Plans
   4.19   Transactions With Affiliated Parties
   4.21   Tax Matters
   4.23   Permits
   4.24   Insurance
   4.27   Banking Facilities
   6.5    DPRC's Consents and Approvals
   11.4   Stock Options

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of this 16th day of June 1998, by and among Data Processing Resources Corporation, a California corporation ("DPRC"), DPRC Acquisition Corp., a North
                                        ----
Carolina corporation and a wholly-owned subsidiary of DPRC ("Acquisition"),
                                                             -----------
Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"),
                                                                        ---
Richard K. Carlisle, an individual ("R. Carlisle"), Thomas G. Carlisle, an
                                     -----------
individual ("T. Carlisle"), Jeffery Carter, an individual ("Carter"), Robert
             -----------                                    ------
Gallagher, an individual ("Gallagher").  R. Carlisle, T. Carlisle, Carter and
                           ---------
Gallagher are collectively referred to herein as the "Controlling Shareholders"
                                                      ------------------------
and sometimes individually referred to as a "Controlling Shareholder."
                                             -----------------------

                                R E C I T A L S
                                - - - - - - - -

     A. SPC is engaged in the business of providing information technology consulting services to its corporate clients (the "Business").
                                                   --------

     B. The Controlling Shareholders collectively own, and are the record holders of, at least a majority of all of the issued and outstanding shares of capital stock of SPC.

     C. The Boards of Directors of DPRC, Acquisition and SPC have each determined that it is advisable and in the best interests of their respective shareholders for each to enter into a business combination with SPC on the terms and subject to the conditions of this Agreement.

     D. In furtherance of such combination, the Boards of Directors of DPRC, Acquisition and SPC have each approved the merger (the "Merger") of Acquisition
                                                        ------
with and into SPC in accordance with the applicable provisions of the North Carolina Business Corporation Act (the "North Carolina Law").
                                         ------------------

     E. DPRC, Acquisition and SPC also intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.
              ----

     F. DPRC, Acquisition and SPC also intend that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.


                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  For purposes of this Agreement, the following terms
          -------------
shall have the following meanings:

          "Action" shall mean any action, claim, suit, litigation, proceeding,
           ------
arbitration, mediation or other dispute.

          "Aged Receivables" shall mean the amount of the Receivables at the
           ----------------
Effective Date which have aged for more than 90 days after the date of the initial invoice therefor.

          "Books and Records" shall mean all books, ledgers, files, records,
           -----------------
manuals and other materials (in any form or medium) related to the Business, including, but not limited to, all correspondence, personnel records, data base of current, former and prospective technical consultants, purchasing materials and records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by SPC in connection with the Business and all computer hardware, software and data files necessary to access or review or continue to compile or utilize any of the foregoing.

          "Contracts" shall mean all of the contracts, licenses, Leases,
           ---------
arrangements, understandings or other agreements related in any way to the Business, including, without limitation, all of the Contracts described on Schedules 4.13, 4.14 and 4.16 hereto.
--------------  ----     ----

          "Damages" shall mean any claim, demand, loss, liability, damage or
           -------
expense, including, without limitation, interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof.

          "Employee Benefit Plan(s)" shall mean:  (a) Any "employee welfare
           ------------------------
benefit plan," as defined in Section 3(1) of ERISA, (i) which SPC sponsors or to which SPC contributes or is required to contribute, or under which SPC may incur any liability, and (ii) which covers an employee or former employee of SPC including each multi-employer welfare benefit plan; (b) any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA, (i) to which SPC (or any person which is a member of a "controlled group of corporations" with or under "common control" with SPC as defined in Section 414(b) or (c) of the Code ("Common Control Entity")) has contributed or been obligated to contribute at
  ---------------------
any time or under which SPC may incur any liability, and (ii) which covers an employee or former employee of SPC; (c) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (i) which SPC sponsors or to which SPC or any Common Control Entity contributes or is required to contribute or under which SPC may incur any liability, and (ii) which covers an employee or former employee of SPC; and (d) any deferred compensation plan, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment maintained by SPC which covers an employee or former employee of SPC.

      "Encumbrances" shall mean any claim, lien, pledge, option, charge,
       ------------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, restriction, encumbrance or other right of third parties, of any kind or nature.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
       -----
amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
       ------------
and the rules and regulations promulgated thereunder.

      "Hazardous Materials" shall mean asbestos, petroleum products, underground
       -------------------
tanks of any type and all other materials now or hereafter defined as "hazardous substances", "hazardous wastes", "toxic substances" or "solid wastes", or otherwise now or hereafter listed or regulated pursuant to the following Laws (collectively, "Environmental Laws"): The Comprehensive Environmental Response,
                ------------------
Compensation and Liability Act of 1980, 42 U.S.C. (S)9601 et seq., and any amendments thereto; the Resource Conservation and Recovery Act, 42 U.S.C.
(S)6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801 et seq.; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other Law, common law theory or reported decision of any state or federal court, as now or at any time hereafter in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

      "Intellectual Property" shall mean all of SPC's intellectual property
       ---------------------
rights including, without limitation, all of SPC's (a) common law, state, federal and statutory rights in any trademarks, trademark registrations and applications, service marks and trade names, copyrights, copyright registrations; patents, patent applications, design rights, inventions, trade secrets, technical and business confidential information (including, but not limited to designs, plans, specifications, formulas, processes, methods, shop rights, know-how and other business or technical confidential information in each case whether or not such rights are patentable, copyrightable or registerable); (b) computer software programs and systems, know-how, formulae and designs and documentation relating to the foregoing or used or useable in the Business; and (c) other proprietary information owned, controlled, created or used or useable by or on behalf of SPC in connection with the conduct of the Business in which SPC has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement with any other person.

      "Key Person" shall mean any officer, director, branch manager, recruiter
       ----------
or marketer of SPC, including, without limitation, those persons set forth on
Schedule 1.1 hereto.
------------

      "Laws" shall mean all foreign, federal, state or local statutes,
       ----
regulations, ordinances, orders, decrees, or any other laws, common law theories or reported decisions of any foreign, federal or state court including, without limitation, now or at any time hereafter in effect.

      "Leases" shall mean all leases, subleases, licenses and other occupancy or
       ------
lease agreements, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which SPC leases, subleases, licenses, occupies or uses any real or personal property.

      "Permits" shall mean all franchises, permits, licenses, qualifications,
       -------
rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide relating to the conduct of the Business.

      "Representatives" shall mean any officer, director, principal,
       ---------------
shareholder, partner, attorney, accountant, advisor, agent, trustee, employee or other representative of a party.

      "Securities Act" shall mean the Securities Exchange Act of 1933, as
       --------------
amended, and the rules and regulations promulgated thereunder.

      "SPC Adjusted Net Worth" shall mean the difference between (a) all of the
       ----------------------
assets of SPC, and (b) all of the liabilities of SPC other than the SPC Tax and Other Liabilities, as determined in accordance with generally accepted accounting principles. The SPC Adjusted Net Worth at the Balance Sheet Date is shown on Exhibit A attached hereto. The SPC Adjusted Net Worth at the Effective
         ---------
Date shall be determined in the same manner used by the parties to determine the SPC Adjusted Net Worth at the Balance Sheet Date.

      "SPC Adjusted Working Capital" shall mean the difference between (a) all
       ----------------------------
of the current assets of SPC, and (b) all of the current liabilities of SPC other than the current portion of the SPC Tax and Other Liabilities, as determined in accordance with generally accepted accounting principles. The SPC Adjusted Working Capital at the Balance Sheet Date is shown on Exhibit B
                                                               ---------
attached hereto. The SPC Adjusted Working Capital at the Effective Date shall be determined in the same manner used by the parties to determine the SPC Adjusted Working Capital at the Balance Sheet Date.

      "SPC Tax and Other Liabilities" shall mean all long and short term bank,
       -----------------------------
working capital line, institutional, shareholder-related and other interest bearing debt, accrued interest and income tax liabilities of SPC at the Effective Date, whether such liabilities are current or deferred. The SPC Tax and Other Liabilities at the Balance Sheet Date are shown on Exhibit C attached
                                                             ---------
hereto. To the extent applicable, the SPC Tax and Other Liabilities at the Effective Date shall be determined in the same manner used by the parties to determine the SPC Tax and Other Liabilities at the Balance Sheet Date.

          "Subsidiary" shall mean any corporation, partnership, limited
           ----------
liability company or partnership, joint venture or other entity in which a party either owns capital stock or is a partner or is in some other manner directly or indirectly affiliated through a direct or indirect investment or participation in the equity of such entity and "Subsidiaries" shall mean all such entities in
                                  ------------
which a party has any interest.

     1.2  Other Defined Terms.  The following capitalized terms shall have the
          -------------------
meanings given to them in the Sections set forth below:

          Term                                                Section
          ----                                                -------

          Acquisition                                         Preamble
          Acquisition Proposal                                8.3(a)
          Affiliate                                           4.22
          Adjusted Option                                     3.1(d)(i)(A)
          Affiliated Party(ies)                               4.19
          Aggregate Number of DPRC Shares                     3.2
          Agreement                                           Preamble
          Ancillary Agreements                                4.2
          Appraised Value                                     9.3(q)
          Articles of Merger                                  2.2
          Balance Sheet                                       4.8
          Balance Sheet Date                                  4.8
          Board                                               11.5
          Brunswick County Property                           9.3(q)
          Business                                            Recital A
          Carter                                              Preamble
          Code                                                Recital E
          Controlling Shareholder(s)                          Preamble
          Controlling Shareholder Representatives             11.2(b)
          Dissenting Shares                                   3.5
          Dissenting Shareholder                              3.5
          DPRC                                                Preamble
          DPRC Affiliates Agreement                           8.4
          DPRC Average Closing Price at the Signing Date      3.2(c)
          DPRC Common Stock                                   3.1(a)
          DPRC Meeting                                        7.1
          DPRC Representative                                 11.2(a)
          DPRC SEC Filings                                    6.6
          DPRC 10-K                                           6.6
          Effective Date                                      2.2
          Escrow Agent                                        3.4(b)
          Escrow Agreement                                    3.4(b)

          Exchange Ratio                                      3.1(a)
          Executive Employment Agreement                      9.2(g)
          Financial Statements                                4.8
          Gallagher                                           Preamble
          Indemnitee                                          11.2(c)
          Indemnitor                                          11.2(c)
          Major Customers                                     4.16(b)
          Merger                                              Recital D
          Merger Consideration                                3.2(b)
          Merger Costs and Expenses                           11.7
          Merger Documents                                    2.2
          Noncompetition Agreements                           9.3(l)
          North Carolina Law                                  Recital D
          Option Cancellation Agreement                       3.1(d)(ii)
          Other Employment Agreements                         9.3(m)
          Outside Date                                        10.1(d)
          Outstanding SPC Common Stock                        3.1(a)
          Outstanding SPC Performance Options                 3.1(d)(ii)
          Outstanding SPC Time Options                        3.1(d)(i)(A)
          Performance Optionholders                           3.1(d)(ii)
          Performance Option Shares                           3.1(d)(ii)
          Plan                                                11.4
          Proxy Statement-Prospectus                          7.2
          R. Carlisle                                         Preamble
          Receivables                                         4.15
          Registration Statement                              7.2
          SEC                                                 4.22
          Shareholders                                        4.7
          SPC                                                 Preamble
          SPC Affiliates Agreement                            8.4
          SPC Common Stock                                    3.1(a)
          SPC Meeting                                         7.1
          SPC Real Property                                   4.11
          SPC Stock Plans                                     3.1(d)(i)(A)
          SPC Taxes                                           4.21(a)
          Staff                                               7.2
          Survival Date                                       11.1
          Surviving Corporation                               2.1
          T. Carlisle                                         Preamble
          Tax Returns                                         4.21(c)
          Transfer                                            11.6
          Time Optionholders                                  3.1(d)(i)(D)
          Unbilled Receivables                                4.15

                                   ARTICLE 2
                                  THE MERGER
                                  ----------

     2.1  The Merger.  On the terms and subject to the conditions of this
          ----------
Agreement, on the Effective Date, in accordance with the North Carolina Law, Acquisition shall be merged with and into SPC, and the separate existence of Acquisition shall cease and SPC shall continue as the surviving corporation (the "Surviving Corporation") under the Laws of the State of North Carolina under the
 ---------------------
name "Systems & Programming Consultants, Inc."

     2.2  Consummation of the Merger.  As promptly as practicable after the
          --------------------------
satisfaction or, if permissible, waiver of the conditions set forth in Article 9, below, the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the
                         ------------------
State of North Carolina, in such form as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the North Carolina Law, and the parties shall make all other filings and recordings required by the North Carolina Law in connection with the Merger (such documents being referred to collectively as the "Merger Documents"). The Merger shall become effective
                        ----------------
at the time of filing of the appropriate Merger Documents with the Secretary of State of the State of North Carolina, or at such later time, which shall be as soon as reasonably practicable thereafter, specified as the effective time in the Merger Documents (the "Effective Date").
                           --------------

     2.3  Articles of Incorporation and Bylaws.  The Articles of Incorporation
          ------------------------------------
of SPC, as in effect immediately prior to the Effective Date, shall be amended and restated as of the Effective Date so that the articles thereof read in their entirety as the articles set forth in the Articles of Incorporation of Acquisition, as in effect immediately prior to the Effective Date. As so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The Bylaws of SPC, as in effect immediately prior to the Effective Date, shall be amended and restated as of the Effective Date so that the provisions thereof read in their entirety as the provisions set forth in the Bylaws of Acquisition, as in effect immediately prior to the Effective Date. As so amended, such Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     2.4  Officers and Directors. The directors of Acquisition immediately prior
          ----------------------
to the Effective Date shall be the initial directors of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Date shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified. The directors of SPC immediately prior to the Effective Date shall resign from their positions as directors of SPC, effective as of the Effective Date.

     2.5  Effect of the Merger.  The Merger shall have the effects set forth in
          --------------------
Section 55-11-06 of the North Carolina Law.

                                   ARTICLE 3
                        CONVERSION OF AND SURRENDER AND
                          PAYMENT FOR SPC COMMON STOCK
                          ----------------------------

     3.1  Conversion.  On the terms and subject to the conditions of this
          ----------
Agreement, at the Effective Date, by virtue of the Merger, and without any further action on the part of DPRC, Acquisition, SPC or any of their respective shareholders:

          (a) Outstanding SPC Common Stock.  Each share of common stock, no par
              ----------------------------
value per share, of SPC (the "SPC Common Stock") issued and outstanding
                              ----------------
immediately prior to the Effective Date (the "Outstanding SPC Common Stock"),
                                              ----------------------------
other than shares of the SPC Common Stock, if any, held in the treasury of SPC, shall be converted into, and certificates formerly representing such shares of SPC Common Stock shall represent, the right to receive consideration consisting of the number of shares of common stock, no par value per share, of DPRC ("DPRC
                                                                           ----
Common Stock") determined by the product obtained by multiplying each share of
------------
DPRC Common Stock by a certain ratio (the "Exchange Ratio"), as determined in
                                           --------------
accordance with the applicable provisions of Section 3.2, below. The shares of DPRC Common Stock issuable in connection with the Merger and cash payable in lieu of fractional shares in connection with the Merger are generally referred to as the "Share Consideration."
           -------------------

          (b) Treasury Shares Held by SPC.  All shares of SPC Common Stock which
              ---------------------------
are held by SPC, if any, shall be canceled and retired and shall cease to exist and no stock of DPRC or other consideration shall be delivered in exchange therefor.

          (c) Capital Stock of Acquisition.  Each issued and outstanding share
              ----------------------------
of common stock, no par value per share, of Acquisition shall be converted into one share of common stock, no par value, of the Surviving Corporation.

          (d) Outstanding SPC Stock Options.
              -----------------------------

              (i)  Time Vesting Options.
                   --------------------

                   (A) As soon as practicable following the date of this Agreement, the Board of Directors of SPC (or, if appropriate, any committee administering the SPC Stock Plans shall adopt such resolutions or take such other actions as may be required to effect the following: (A) adjust the terms of all outstanding, fully vested options to purchase shares of SPC Common Stock ("Outstanding SPC Time Options"), granted under any plan or arrangement
  ----------------------------
providing for the grant of options to purchase shares of SPC Common Stock to current or former officers, directors, employees or consultants of SPC (the "SPC
                                                                             ---
Stock Plans"), as necessary to provide that, at the Effective Date, each
-----------
Outstanding SPC Stock Option shall be amended and converted into an option to acquire, on similar terms and conditions as were applicable under the Outstanding SPC Time Option, the number of shares of DPRC Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SPC Common Stock subject to such Outstanding

SPC Time Option by the Exchange Ratio, at a price per share of DPRC Common Stock equal to the exercise price per share of SPC Common Stock previously purchasable pursuant to such Outstanding SPC Stock Option divided by the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); provided that, such exercise price
                           ---------------
shall be rounded up to the nearest whole cent; and (B) make such other changes to the Outstanding SPC Stock Plans as DPRC and SPC may agree are appropriate to give effect to the Merger.

                   (B) On the Effective Date by virtue of the Merger and without the need of any further corporate action, the Surviving Corporation shall assign to DPRC, and DPRC shall assume from the Surviving Corporation, all obligations of SPC under the SPC Stock Plans, including with respect to the Outstanding SPC Time Options.

                   (C) Promptly after the Effective Date, DPRC shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of DPRC Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

                   (D) As soon as practicable after the Effective Date, DPRC shall deliver to the holders of Outstanding SPC Time Options (the "Time
                                                                   ----
Optionholders") appropriate notices setting forth such Time Optionholders'
-------------
rights pursuant to the respective SPC Stock Plans and the agreements evidencing the grants of such Outstanding SPC Time Options and that such Outstanding SPC Time Options and agreements shall be assumed by DPRC and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.1(d) after giving effect to the Merger).

                   (E) Except as otherwise contemplated by this Section 3.1(d) and except to the extent required under the respective terms of the Outstanding SPC Time Options or other applicable agreements, all restrictions or limitations on transfer and vesting with respect to Outstanding SPC Time Options awarded under the SPC Stock Plans or any other plan, program or arrangement of SPC, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by DPRC as set forth above.

              (ii) Performance Vesting Options.  On or before the Effective
                   ---------------------------
Date, SPC shall cause each of the holders (the "Performance Optionholders") of
                                                -------------------------
outstanding options to purchase shares of SPC Common Stock other than Outstanding SPC Time Options (the "Outstanding SPC Performance Options") who has
                                   -----------------------------------
not exercised his or her Outstanding SPC Performance Options prior to the Effective Date, to execute an option cancellation agreement (the "Option
                                                                  ------
Cancellation Agreement") in the form of Exhibit D hereto, to cancel such
----------------------                  ---------
Performance Optionholders' rights under his or her Outstanding SPC Performance Option in consideration of his or her right to receive that number of shares of DPRC Common Stock (collectively, the "Performance Option Shares") having
                                       -------------------------
a value as of the relevant valuation date equal to the fair market value of his or her Outstanding SPC Performance Option.

          (e) Fractional Shares.  No fraction of a share of DPRC Common Stock
              -----------------
will be issued in the Merger, but, in lieu thereof, each holder of SPC Common Stock who would otherwise be entitled to a fraction of a share of DPRC Common Stock (after aggregating all fractional shares of DPRC Common Stock to be received by such holder) will be entitled to receive from DPRC an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the DPRC Average Closing Price at the Signing Date.

     3.2  Exchange Ratio.  The Exchange Ratio shall be equal to the aggregate
          --------------
number of shares of DPRC Common Stock to be issued or reserved for issuance in connection with the closing of the Merger (as determined pursuant to Section 3.2(a), below) (the "Aggregate Number of DPRC Shares") divided by (a) the
                     -------------------------------
aggregate number of shares of Outstanding SPC Common Stock, plus (b) the
                                                            ----
aggregate number of shares of SPC Common Stock subject to exercise under all Outstanding SPC Time Options, and computed as follows (where "A" is the Aggregate Number of DPRC Shares, "X" is the aggregate number of shares of Outstanding SPC Common Stock, and "Y" is the aggregate number of shares of SPC Common Stock subject to exercise under all Outstanding SPC Time Options:

                         Exchange Ratio = A / (X + Y)

For example, assuming that the Aggregate Number of DPRC Shares is 2,812,241 (as determined under the example set forth in Section 3.2(a), below), the aggregate number of shares of Outstanding SPC Common Stock is 332,936, and the aggregate number of shares of SPC Common Stock subject to exercise under all Outstanding SPC Time Options is 170,560, then the Exchange Ratio would be approximately 5.59 (i.e., 2,812,241 / [332,936 + 170,560] = 5.5854286).

          (a) Determination of the Aggregate Number of DPRC Shares.  The
              ----------------------------------------------------
Aggregate Number of DPRC Shares will be a function of (i) the Merger Consideration (as determined pursuant to Section 3.2(b), below), (ii) the aggregate number of Performance Option Shares, and (iii) the DPRC Average Closing Price at the Signing Date (as determined pursuant to Section 3.2(c), below), and computed as follows (where "A" is the Aggregate Number of DPRC Shares, "M" is the Merger Consideration,"O" is the aggregate number of Performance Option Shares, and "P" is the DPRC Average Closing Price at the Signing Date):

                               A = ($M / P) - O

For example, assuming that the Merger Consideration is $84,255,000 million, the aggregate number of Performance Option Shares is 93,103, and the DPRC Average Closing Price at the Signing Date is $29, then the Aggregate Number of DPRC Shares would be 2,812,241 (i.e., [$84,255,000 / $29] - 93,103 = 2,812,241.8).

          (b) Determination of the Merger Consideration.  The "Merger
              -----------------------------------------        ------
Consideration" shall be the amount equal to Eighty-Seven Million Five Hundred
-------------
Thousand Dollars ($87,500,000), less the SPC Tax and Other Liabilities at the
                                ----
Effective Date, less the amount of the Aged Receivables at the Effective Date,
                ----
less the Merger Cost and Expenses, less the aggregate amount of the payments
----                               ----
made to the Controlling Shareholders pursuant to Section 5 of the Noncompetition Agreement, less one-half of the prepayment penalty disclosed on Schedule 4.27(b)
           ----                                                 ----------------
hereto.

          (c) Determination of  DPRC Average Closing Price at the Signing Date.
              ----------------------------------------------------------------
The "DPRC Average Closing Price at the Signing Date" shall be the average
     ----------------------------------------------
closing price of the DPRC Common Stock, as publicly reported by the Nasdaq National Market as of 4:00 p.m. Eastern Time, over the last 20 trading days ending on (and including) the second trading day immediately prior to June 16, 1998.

     3.3  Closing of Transfer Books. At the Effective Date, the stock transfer
          -------------------------
books of SPC shall be closed, and no transfer of shares of SPC Common Stock shall thereafter be made. If, after the Effective Date, certificates previously representing shares of SPC Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in Section 3.1(a), above.

     3.4  Exchange of Certificates.
          ------------------------

          (a) Exchange Procedures.  As soon as practicable after the Effective
              -------------------
Date, DPRC shall send a notice and transmittal form to each holder of record of Outstanding SPC Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering to DPRC the certificate or certificates to be exchanged pursuant to the Merger. Upon the surrender for exchange of such a certificate, together with such letter of transmittal duly completed and properly executed in accordance with instructions thereto and such other documents as may be required pursuant to such instructions, subject to
Section 3.4(b), below, the holder of such certificate shall be paid promptly, without interest thereon, the number of shares of DPRC Common Stock and any cash in lieu of fractional shares to which such holder is entitled hereunder, and such certificate shall forthwith be canceled. Until so surrendered and exchanged, each certificate which immediately prior to the Effective Date represented Outstanding SPC Common Stock (other than treasury shares) shall (i) be deemed not outstanding, and (ii) shall represent solely the right to receive the DPRC Common Stock into which the SPC Common Stock it theretofore represented shall have been converted into the right to receive pursuant to Section 3.1(a), above, and cash in lieu of fractional shares pursuant to Section 3.1(e), above. Until such time as a certificate representing DPRC Common Stock is issued to, or at the direction of, the holder of a surrendered certificate, such DPRC Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. No dividends or other distributions with respect to DPRC Common Stock with a record date after the Effective Date shall be paid to the holder of any certificate formerly representing SPC Common Stock with respect to shares of DPRC Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.1(e), above, until the surrender of such certificate in accordance with this
Section 3.4(a). Subject to applicable Law, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of DPRC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of DPRC Common Stock to which such holder is entitled pursuant to Section 3.1(e), above, and the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to such whole shares of DPRC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of DPRC Common Stock. If the DPRC Common Stock issued with respect to any SPC Common Stock is to be delivered to a person other than the person in whose name the certificates for such SPC Common Stock are registered, it shall be a condition of such delivery that the person requesting such delivery shall pay to DPRC any transfer or other taxes required by reason of the delivery of such certificates to a person other than the registered holder of the certificates surrendered or shall establish to the satisfaction of DPRC that such tax has been paid or is not applicable.

          (b) Escrowed Shares.  Notwithstanding anything in this Agreement to
              ---------------
the contrary, that number of shares of DPRC Common Stock which, when multiplied by the DPRC Average Closing Price at the Signing Date, equals Seven Million Dollars ($7,000,000), shall be withheld from the Controlling Shareholders (pro rata in accordance with their respective ownership interests of SPC Common Stock, as determined on a fully-exercised basis of all Outstanding SPC Time Options) and shall be deposited in escrow and held by an escrow agent (the "Escrow Agent") pursuant to an escrow agreement in substantially the form
 ------------
attached hereto as Exhibit E (the "Escrow Agreement"), to secure claims by DPRC
                   ---------       ----------------
for the indemnification obligations of the Controlling Shareholders pursuant to
Section 11.2(a) , below. All costs and expenses of the Escrow Agent in connection with the Escrow Agreement shall be paid by DPRC.

     3.5  Dissenter's Rights.  Any shares of Outstanding SPC Common Stock as to
          ------------------
which the holder has perfected rights of dissent in accordance with Article 13 of the North Carolina Law ("Dissenting Shares") shall not be converted into the
                            -----------------
Share Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Article 13 of the North Carolina Law. SPC shall give DPRC prompt written notice of any demand received by SPC for appraisal of Outstanding SPC Common Stock, and DPRC shall have the right to participate in all negotiations and proceedings with respect to such demand. SPC agrees that, except with the prior written consent of DPRC, or as required under the North Carolina Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each record holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the North
                      ----------------------
Carolina Law becomes entitled to payment of the value of shares of Outstanding SPC Common Stock shall receive payment therefor from SPC, except as provided herein (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Date, to deliver cash to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, DPRC shall pay, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of Outstanding SPC Common Stock, the cash to which such Dissenting Shareholder is then entitled under the North Carolina Law.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF SPC
                     -------------------------------------

     SPC hereby represents and warrants to DPRC that the following statements are true and complete and not misleading as of the date of this Agreement:

     4.1  Organization and Qualification of SPC.  SPC is a corporation duly
          -------------------------------------
organized, validly existing and in good standing under the Laws of the State of North Carolina. SPC has the requisite corporate power and authority to own and operate the Business and to carry on the Business as presently conducted. SPC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of properties makes such qualification necessary. Copies of SPC's Articles of Incorporation, certified by the Secretary of State of the State of North Carolina, and Bylaws, certified by SPC's Secretary, each of which is attached hereto as Schedule 4.1,
                                                                  ------------
is complete and correct and, since the respective dates of certification thereof, there have not been any amendments to such Articles of Incorporation or Bylaws.

     4.2  Authorization.  SPC has the requisite power, authority and legal right
          -------------
and capacity to enter into this Agreement and the agreements attached as Exhibits hereto (the "Ancillary Agreements"), to the extent that SPC is a party
                      --------------------
thereto, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by SPC of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of SPC to make this Agreement and the Ancillary Agreements to which SPC is a party valid and binding upon SPC in accordance with their respective terms.

     4.3  Due Execution and Delivery; Binding Obligations.  This Agreement has
          -----------------------------------------------
been and, on the Effective Date, each of the Ancillary Agreements (to the extent SPC is a party thereto) shall be, duly executed and delivered by SPC. This Agreement constitutes and, on the Effective Date, each of the Ancillary Agreements (to the extent SPC is a party thereto) shall constitute, the legal, valid and binding agreement and obligation of SPC, enforceable against SPC in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

     4.4  No Conflict or Violation.  Except as set forth on Schedule 4.4 hereto,
          ------------------------                          ------------
neither the execution and delivery of this Agreement and the Ancillary Agreements by SPC nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, SPC's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which SPC is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract, Encumbrance or Permit to which SPC is a party or by which the Business is bound or affected, unless breach, default, acceleration or termination can be avoided by giving timely notice of the execution and delivery of this Agreement and the Ancillary Agreements in advance of the consummation of the transactions contemplated hereby or thereby; (c) a violation by SPC of any applicable Law;
(d) a violation by SPC of any order, judgment, writ, injunction decree or award to which SPC is a party or by which the Business is affected; or (e) an imposition of any Encumbrance.

     4.5  Consents and Approvals. Except as set forth on Schedule 4.5 hereto, no
          ----------------------                         ------------
consent, notice, Permit, approval or authorization of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by SPC by virtue of its execution, delivery and performance of this Agreement or any of the Ancillary Agreements or to avoid the loss of any Permit, or the violation, breach or termination of, or any default under any Contract, or the creation of Encumbrances on any of the assets or properties of SPC pursuant to the terms of any Law, or to enable DPRC to continue the lawful and efficient operation of the Business following the Closing as presently conducted and as presently proposed to be conducted, except for the approval of the Merger by the shareholders of SPC and applicable requirements, if any, of the Securities Act, the Exchange Act, state securities Laws, and the filing and recordation of the Merger Documents as required by the North Carolina Law.

     4.6 Pending Litigation.  Except as disclosed on Schedule 4.6 hereto, there
         ------------------                          ------------
is no pending or, to SPC's knowledge, threatened Action, whether private or public, affecting SPC or the Business which could reasonably be expected to affect the enforceability of this Agreement or any of the Ancillary Agreements or which could reasonably be expected to materially and adversely affect the Business, SPC's assets or properties, or SPC's ability to consummate the transactions contemplated by or perform its obligations under this Agreement or any of the Ancillary Agreements.

     4.7  Capitalization of SPC. The authorized capital stock of SPC consists of
          ---------------------
1,000,000 shares of common stock, of which 332,936 shares are issued and outstanding, and 800,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding. The issued and outstanding shares of capital stock of SPC consist solely of the SPC Common Stock, which is more specifically described on Schedule 4.7 hereto, and are held entirely by the
                               ------------
persons set forth on Schedule 4.7 hereto (collectively, the "Shareholders").
                     ------------                            ------------
SPC does not hold any shares of SPC Common Stock.  Except as set forth on
Schedule 4.7 hereto, there is not outstanding any subscription, option, warrant,
------------
call, right or other agreement or commitment obligating SPC to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the SPC Common Stock or any other shares of the capital stock of SPC. All of the shares of the SPC Common Stock are duly and validly authorized, issued and outstanding, fully paid and non-assessable.

     4.8  Financial Statements.  SPC has furnished to DPRC copies of: (a) the
          --------------------
audited balance sheets of SPC at December 31, 1997, 1996 and 1995, and the related statements of income, shareholders' equity and cash flows for the periods ended, together with the related notes thereto and the auditors' report thereon, and (b) SPC's internally prepared balance sheet (the "Balance Sheet")
                                                               -------------
at April 30, 1998 (the "Balance Sheet Date"), and the related statements of
                        ------------------
income for the period then ended.  All financial statements referred to in this
Section 4.8 (the "Financial Statements") are
                  --------------------
complete and correct, except as set forth on Schedule 4.8 hereto, have been
                                             ------------
prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present the financial condition of SPC as at the respective dates thereof and the results of operations of SPC for the respective periods covered by the statements of income contained therein. The Financial Statements are attached hereto as Schedule
                                                                    --------
4.8.  All reserves and accruals made by SPC in the Financial Statements are
---
appropriate and adequate for all known or anticipated liabilities. At the Effective Date, SPC Adjusted Working Capital shall be at least $3.2 million and SPC Adjusted Net Worth shall be at least $3.7 million.

     4.9  Undisclosed Liabilities.  Except as set forth on Schedule 4.9 hereto,
          -----------------------                          ------------
SPC does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) related to the Business or its assets or properties except (a) liabilities reflected on the Financial Statements, (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business, and (c) liabilities arising under any Contract in the ordinary course of conducting the Business.

     4.10 Absence of Certain Changes or Events.  Since December 31, 1997, except
          ------------------------------------
as set forth on Schedule 4.10 hereto, there has not been any:
                -------------

          (a) Amendment to SPC's Articles of Incorporation or Bylaws; issuance of any shares of the capital stock of SPC; or issuance or creation of any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of SPC of any class have been or might be, directly or indirectly, authorized, issued or transferred;

          (b) Declaration, setting aside or payment of any dividend by SPC; distribution in respect of the capital stock of SPC; or purchase or redemption, directly or indirectly, of any shares of the capital stock of SPC;

          (c) Increase in the salary or other compensation payable or to become payable by SPC to any of its Key Persons; the declaration, payment, or commitment or obligation of any kind for the payment, by SPC, of a bonus or other additional salary or compensation to any such Key Person; the repayment by SPC of any loan from any such Key Person; or the payment by SPC of any accrued but unpaid salaries, distributions or any other payments, whether in cash or property, to any such Key Person;

          (d) Change in accounting methods or practices by SPC (including, without limitation, any change in depreciation, amortization or valuation policies or rates or any change in billing and revenue recognition policies) or revaluation of any of its assets, liabilities or reserves reflected on the Financial Statements, or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the Business;

          (e) Agreement entered into not in the usual and ordinary course of the Business; agreement entered into in the usual and ordinary course of the Business having a term of at least 12 months or involving an amount exceeding $20,000; or capital expenditure, or the incurring of any obligation to make any capital expenditure, by SPC in excess of $20,000;

          (f) Agreement entered into to provide technical contractors at other than a "time and materials" basis or at a fixed bid, discounted or decelerating rate, or pursuant to or subject to a capped or limited fee arrangement;

          (g) Payment by or on behalf of SPC of any obligation or liability, whether fixed or contingent, other than current liabilities; waiver or compromise by SPC of any right or claim; or cancellation by SPC, without full payment, of any note, loan or other obligation owed to SPC;

          (h) Failure to pay or satisfy when due any obligation of SPC except where such failure would not adversely affect SPC, the Business, its assets or its liabilities;

          (i) Amendment, rescission, expiration or termination of any of SPC's existing material Contracts or agreements, including, without limitation, the lapse, expiration or termination of any insurance coverage;

          (j) Sale, transfer, disposal of or agreements to sell, transfer or otherwise dispose of, any of the material assets, properties or rights of SPC; destruction, damage to, or loss of any of SPC's material assets or properties (whether or not covered by insurance) used or useable in the Business; or disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property;

          (k) Labor dispute or other event or condition of any character adversely affecting the prospects, earnings, properties or condition, financial or otherwise, of the Business;

          (l) Other event or condition of any character which it is reasonable to expect will, individually or in the aggregate, adversely affect SPC, its assets or the Business or SPC's ability to perform its obligations hereunder; or

          (m) Agreement by SPC to do or cause any of the things described in clauses (a) through (l), above.

     4.11 Properties.  Schedule 4.11 hereto sets forth a complete and correct
          ----------   -------------
list of all assets owned by SPC as of the Balance Sheet Date which have been treated as capital assets on the Balance Sheet Date. Except as set forth on
Schedule 4.11 hereto, SPC does not own, and within the last three years has not
-------------
owned, any real property (the "SPC Real Property"). Except as set forth on
                               -----------------
Schedule 4.11 hereto, SPC has good, indefeasible and marketable title to, or a
-------------
valid leasehold interest in, or a valid license to use, all of the personal property used in and material to the Business, in each case free and clear of all Encumbrances. All personal property owned or leased by SPC is in good order and operating condition, ordinary wear and tear excepted, and free from any defects, except for such minor defects which do not substantially interfere with the continued use thereof in the conduct of normal operations in the manner and to the extent such assets are presently being used.

     4.12  Books and Records.  SPC has made and kept (and given DPRC's
           -----------------
Representatives access to) the Books and Records, which, in reasonable detail, accurately and fairly reflect the activities and transactions of SPC related to the Business, the dispositions of assets related to the Business, and the financial condition of SPC and the Business, including, without limitation, the existence of any and all liabilities, whether actual or contingent, including, without limitation, the SPC Tax and Other Liabilities.

     4.13  Intellectual Property.
           ---------------------

           (a) Schedule 4.13 hereto is a complete and correct list of all of the
               -------------
material Intellectual Property other than "off-the-shelf" software. Except as set forth on Schedule 4.13 hereto, (a) the Intellectual Property is owned by SPC
             -------------
or SPC has a valid license to use the same, (b) SPC has not received any notice or claim disputing SPC's right to own or use any such Intellectual Property, and
(c) to SPC's knowledge, SPC's right to own or use the Intellectual Property is not disputed by any third party. Except as set forth on Schedule 4.13 hereto,
                                                         -------------
the Intellectual Property is owned by SPC free and clear of all Encumbrances. The Intellectual Property constitutes all of the proprietary rights necessary and sufficient for the lawful and efficient operation of the Business as presently conducted. To SPC's knowledge, SPC is not infringing upon or otherwise acting adversely to any property owned by any other person with respect to the Intellectual Property which has been received and used by SPC, nor is there any Action by any person pending or, to SPC's knowledge, threatened with respect thereto.

           (b) Schedule 4.13 hereto accurately discloses all licenses,
               -------------
sublicenses or agreements by which SPC holds or has given to others the right to use the Intellectual Property. SPC is not in default and, to SPC's knowledge, no third party is in default, under any such license, sublicense or agreement.

     4.14  Leases.  Schedule 4.14 hereto sets forth a true, correct and complete
           ------   -------------
list and description of all Leases. All of the Leases are in good standing, legal, valid, binding and in full force and effect, all rents and additional rents due to date under each such Lease have been paid in full, and there is not under any of such Leases any existing default, violation or breach by SPC or event or condition which after notice or lapse of time or both would constitute a default, violation or breach. SPC has provided DPRC with true and correct copies of all such Leases.

     4.15  Receivables.  Attached hereto as Schedule 4.15 are the most recent
           -----------                      -------------
available print-outs of SPC's accounts receivable (the "Receivables") and
                                                        -----------
unbilled accounts receivable (the "Unbilled Receivables"), including all of the
                                   --------------------
foregoing with respect to Affiliated Parties. Except to the extent collected since the date of each such print-out, all Receivables are reflected on Schedule
                                                                        --------
4.15, and all Receivables and Unbilled Receivables accruing or created between
----
such dates and the Effective Date are and will be (a) valid bona fide claims against debtors for sales or other charges, and (b) subject to no defenses, set-offs or counterclaims. No additional loss reserves are required with respect to the Receivables and Unbilled Receivables other than that which is currently provided for in the Financial Statements. SPC has no reason to believe that any of the Receivables and Unbilled Receivables are not collectible in accordance with their terms.

     4.16 Contracts.
          ---------

          (a) Schedule 4.16 hereto contains a complete and correct list of all
              -------------
Contracts, whether written or oral, (i) to which SPC is a party or by which it is bound, or (ii) by which any of the assets, properties or the Business is bound or subject, and, in either case, which constitute:

              (i) Mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money by, or any extension or credit to, SPC;

              (ii)   Sales agency or marketing agreement;

              (iii)  Agreements or commitments for capital expenditures;

              (iv)   Brokerage or finder's agreements;

              (v) Partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses, including any strategic partnering relationship with foreign affiliates;

              (vi) Contracts or commitments to acquire, sell, lease or otherwise dispose of any assets, properties or business other than in the ordinary course of business;

              (vii) Contracts or commitments limiting the freedom of SPC to compete in any line of business or in any geographic area or with any person; and

              (viii) Other agreements, contracts and commitments (other than employment Contracts with employees other than Key Persons) which in any case are not terminable on at least 30 days' prior written notice or involve payments or receipts of more than $20,000 per annum.

          (b) Schedule 4.16 hereto sets forth a correct and complete list of the
              -------------
20 largest customers (by sales volume) (the "Major Customers") of the Business
                                             ---------------
during (i) the 12-month period ended at December 31, 1997, and (ii) the four-month period ended at the Balance Sheet Date, in each case, indicating the sales to such Major Customers within such period and listing the existing contractual arrangements with each such Major Customer. As of the Balance Sheet Date, SPC had no outstanding Contracts with customers requiring payments or credits to customers in excess of $2,500, except for those listed on Schedule 4.16 hereto.
                                                          -------------
There are no outstanding disputes with any Major Customer, and no Major Customer has refused to do business with SPC or has stated its intention not to continue to do business with or increase or reduce its purchases from SPC or DPRC upon consummation of the transactions contemplated hereby. SPC has no reason to believe that any customer account is not collectible in accordance with its terms, except to the extent it has provided an allowance for the uncollectability of such account on the Financial Statements. No existing contractual arrangement with a customer contains any terms other than at a "time and materials" basis, at a fixed bid, discounted or decelerating rate, or pursuant to or subject to a capped or limited fee arrangement.

           (c) As of the Balance Sheet Date, SPC had no outstanding Contract with suppliers or vendors requiring payments in excess of $20,000 on an annualized basis except those listed on Schedule 4.16 hereto.
                                        -------------

           (d) SPC has delivered to DPRC or its Representatives complete and correct copies of all material written Contracts, together with all amendments thereto, and accurate descriptions of all material oral Contracts, listed on Schedules 4.13, 4.14 and 4.16 hereto or required to be listed thereon. All of
--------- ----  ----     ----
the Contracts are valid and in full force and effect and SPC has duly performed all of its obligations under each Contract to the extent those obligations have accrued and no default, violation or breach by SPC under any Contract has occurred which affects the enforceability of such Contract or any parties' rights thereunder.

     4.17  Employment Matters.
           ------------------

           (a) Schedule 4.17 hereto sets forth a complete and correct list of
               -------------
(i) all the names, current annual rates of salary, bonuses, employee benefits, accrued vacation times, sick pay and other compensation, date of hire and location of all the Key Persons, and (ii) all the names of SPC's technical consultants on billing as of May 31, 1998. None of the Key Persons has received or will receive an increase in salary or other compensation from SPC prior to the Effective Date. Except as set forth on Schedule 4.17 hereto, there are no
                                           -------------
employment or consulting contracts or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements pertaining to or covering the Key Persons which constitute contractual obligations of SPC not terminable on 10 days' notice. There are no collective bargaining agreements with any union or other bargaining group for any of SPC's employees, nor is SPC aware of any efforts by its employees or contractors to organize or participate in any of the foregoing. To SPC's knowledge, no employee or contractor is in violation of any of its obligations to, or any employment agreement with, a prior employer. No Key Person has left SPC since the Balance Sheet Date and, except for R. Carlisle, no Key Person has indicated any present or future intention to terminate his or her employment with SPC. SPC has made available to DPRC true and correct copies of all performance reviews conducted of the persons set forth on Schedule 4.17.
                                                          -------------

           (b) SPC has complied with all provision of Law pertaining to the employment and terminating of employees, the hiring and terminating of contractors, and the immigration of foreign nationals, including, without limitation all such Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, wages and hours, independent contractor classification, withholding requirements, worker's compensation or other similar employment or hiring practices or acts, and SPC is not engaged in any unfair labor practices and is not a party to any Action involving a violation or alleged violation of any of the foregoing Laws. Without limiting the generality of the foregoing, SPC has complied in all respects with the WARN Act, COBRA, the Immigration and Nationality Act, as amended, and the Immigration Reform and Control Act of 1986, including, without limitation, completing a Form I-9 for every employee of SPC, and maintaining all such Form I-9(s) and related information in accordance with such acts. Except as set forth on Schedule 4.6
                                                                  ------------
hereto, no employee, contractor or governmental agency or authority has brought or threatened an Action against SPC with respect to any matter arising out of, relating to or in connection with such employee's or contractor's employment by SPC.

     4.18  Employee Benefits.
           -----------------

           (a) Schedule 4.18 hereto contains a complete and accurate list of all
               -------------
Employee Benefit Plans maintained, or contributed to, by SPC. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the 1995 and 1996 plan years for each Employee Benefit Plan, have been delivered to DPRC. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and SPC has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. SPC and all Employee Benefit Plans are in operation in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

           (b) There are no investigations by any governmental entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

           (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and, except as set forth on Schedule 4.18 hereto, no such Employee
                                        -------------
Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

           (d) Except as set forth on Schedule 4.18 hereto, SPC has never
                                      -------------
maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

           (e) At no time has SPC been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

           (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of SPC (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state Law.

           (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by SPC that would subject SPC to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

           (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

           (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

           (j) Schedule 4.18 hereto discloses each:  (i) agreement with any
               -------------
director, executive officer or other key employee of SPC (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SPC of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from SPC that may be subject to the tax imposed by
Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding SPC, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     4.19  Transactions with Affiliated Parties.  Attached hereto as Schedule
           ------------------------------------                      --------
4.19 is a true and complete list and description of all transactions engaged in
----
between SPC and any director, officer, employee, shareholder or agent of SPC or any of their spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer or director, or any partnership or other entity in which any such person or party owns an interest (all such persons, trusts, corporations and entities being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party"). No
    ------------------                          ----------------
Affiliated Party has any ownership interest, directly, indirectly or beneficially, in any competitor or potential competitor, supplier or customer of SPC.

     4.20  Certain Payments.  Neither the Controlling Shareholders nor SPC, nor
           ----------------
to SPC's knowledge, any other entity has, directly or indirectly, on behalf of or with respect to SPC: (a) made an unreported political contribution; (b) made or received any payment which was not legal to make or receive; (c) engaged in any transaction or made or received any payment which was not properly recorded in the Books and Records; (d) created or used any "off-book" bank or cash account or "slush fund"; or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

     4.21  Taxes.
           -----

           (a) SPC has paid, or accrued on the Balance Sheet, all federal, state, local and foreign income, alternative, add-on, gross receipts, franchise, payroll, F.I.C.A., unemployment withholding, real property, personal property, admissions, gains, replacement, sales, use, excise, payroll, disability and other taxes imposed on SPC or with respect to any of its properties, or otherwise payable by it, including interest, penalties and other additions, if any, in respect thereof (collectively, "SPC Taxes"), for all taxable periods
                                        ---------
ended on or prior to the Balance Sheet Date for which SPC, or any predecessor entity, was in existence. After the Balance Sheet Date, SPC has paid, or accrued on its financial books, only SPC Taxes incurred in the ordinary course of business determined in the same manner as in the applicable preceding taxable period ending on or before the Balance Sheet Date. Reserves adequate for the payment of all SPC Taxes with respect to any period or portion thereof ending on or prior to the date hereof for which the Tax Returns have not yet been filed have been established in accordance with generally accepted accounting principles, and such reserves will continue to be established with respect to any period or portion thereof ending on or prior to the Effective Date.

           (b) Without limiting the foregoing representations in any way, (i) SPC has collected all sales, use and value added taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions, and (ii) with respect to all persons properly characterized as employees for federal, state or local tax purposes, SPC has (A) properly and timely withheld, collected, deposited and paid income and social security and other similar taxes, and (B) properly and timely paid social security and other payroll taxes.

           (c) SPC has timely filed all returns (including estimated returns), reports and other filings related to SPC Taxes (the "Tax Returns") which SPC is
                                                     -----------
required to file and has paid all the amounts shown to be due thereon. All the Tax Returns are true and correct and complete. SPC has delivered to DPRC complete copies of all the Tax Returns for the last three taxable periods for which the Tax Returns have been filed. SPC is not required to file Tax Returns in any foreign, state or local jurisdiction for any tax period except in those foreign, state and local jurisdictions set forth on Schedule 4.21 hereto, in
                                                    -------------
which it has filed. SPC is not subject to any Tax imposed on net income in any jurisdiction or by any taxing authority except in those foreign, state or local jurisdictions in which it has filed Tax Returns or timely extensions therefor.

           (d) Except as set forth on Schedule 4.21 hereto, no United States
                                      -------------
federal state or local income Tax Returns of SPC have been audited by the Internal Revenue Service or other tax authority and there are no proceedings or claims relating thereto or any facts that could give rise to such an audit.

           (e) No audit, examination, proceeding or other Action is pending or threatened by any governmental authority with respect to the possible assessment or collection from SPC of any SPC Taxes, no unresolved claim for assessment or collection of any SPC Taxes has been asserted against SPC, and all resolved assessments of SPC Taxes have been paid. SPC has delivered to DPRC complete copies of all audit reports and other governmental claims asserting SPC Taxes in addition to those SPC Taxes set forth on the Tax Returns of SPC.

           (f) Prior to 1981, SPC was at all times an "S corporation" within the meaning of Section 1361(a) of the Code, and a valid election under Section 1362 of the Code has been in effect with respect to SPC at all times for such period. A valid S corporation or similar election has been in effect with respect to SPC during such period in all relevant state and local jurisdictions in which SPC is subject to Tax. For such periods, each Shareholder has filed in a timely fashion with each of the Internal Revenue Service and the appropriate tax authority for all relevant state and local tax jurisdictions a consent to such S corporation or similar elections with respect to SPC. SPC has not been, and will not be, subject to tax under Section 1374 or Section 1375 of the Code for any taxable year ending on or prior to the Effective Date.

           (g) There are no liens for SPC Taxes (other than for current SPC Taxes not yet due and payable) upon the assets of SPC.

           (h) SPC is not a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

           (i) SPC has not taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise.

           (j) SPC has not filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

           (k) SPC has not made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

           (l) SPC has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other Law.

           (m) Neither SPC nor any Shareholder has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any SPC Tax.

           (n) No asset of SPC (i) is property subject to the so called safe harbor lease provisions of former Section 168(f)(8) of the Code, or is otherwise treated as owned by another person for tax purposes, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is tax exempt use property within the meaning of Section 168(b) of the Code.

     4.22  Compliance with Laws.  SPC's operation of the Business is in material
           --------------------
compliance with all Laws for which a more specific representation or warranty is not otherwise provided in this Article 4. SPC has not received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law. Neither SPC nor any Controlling Shareholder has received any communication from any governmental authority or agency (federal, state or local) or any private entity or individual (including, but not limited to, any prior or subsequent owners of the SPC Real Property or any other facility used by SPC) relating in any way to (a) the presence, release, threat of release, placement of any Hazardous Material on, under or about the SPC Real Property or any such other facility, (b) the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal of any Hazardous Material on, under or about the SPC Real Property or any such other facility, or (c) the transportation to or from the SPC Real Property of any such other facility of any Hazardous Material. To SPC's and the Controlling Shareholders' knowledge, (i) neither the SPC Real Property nor any other facility currently used by SPC contains, or did contain at any time, any underground or other storage tanks containing Hazardous Materials, and (ii) there are no facts or circumstances which could form the basis for the assertion of any claim against SPC or a Controlling Shareholder relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under any environmental Law.

     4.23  Permits.  SPC holds, or prior to the Effective Date will hold, free
           -------
from all Encumbrances and burdensome restrictions, all Permits. Each of the Permits is, or will be, sufficient for the lawful and efficient operation of the Business as presently conducted and as presently proposed to be conducted. Attached hereto as Schedule 4.23 is a list of all Permits obtained by SPC, true
                   -------------
and complete copies of which have been furnished to DPRC. All Permits required for the lawful and efficient operation of the Business as presently conducted and as presently proposed to be conducted will be in full force and effect on the Effective Date.

     4.24  Insurance.  SPC maintains, with financially sound insurers of
           ---------
nationally recognized stature and responsibility, insurance with respect to its properties and the Business of such a nature, with such terms and in such amounts as a prudent person would maintain with respect to similar properties and a similar business. Attached as Schedule 4.24 hereto is a true and complete
                                    -------------
list and summary of all insurance maintained by SPC with respect to the Business during the past three years. SPC has provided DPRC with true and correct copies of all such insurance policies. SPC has not agreed to modify or cancel any of such insurance, nor has SPC received notice of any actual or threatened modification or cancellation of such insurance.

     4.25  Brokers, Finders, etc.  All negotiations relating to this Agreement
           ----------------------
and the transaction contemplated hereby have been carried on without the intervention of any person other than Arthur Andersen-Corporate Finance acting on behalf of SPC in such manner as to give rise to any claim against DPRC, SPC or any of their respective Representatives for any brokerage or finders' commission, fee or similar compensation.

     4.26  Subsidiaries.  SPC does not have any Subsidiaries, and, at no time
           ------------
during the two-year period immediately preceding the date of this Agreement, has SPC been a Subsidiary of any person other than one or more of the Controlling Shareholders. No Controlling Shareholder owns 50% or more of the outstanding capital stock, ownership interest or voting power of any other person engaged in a business similar to the Business.

     4.27  Banking Facilities.
           ------------------

           (a) Schedule 4.27 hereto sets forth a true, correct and complete list
               -------------
of: (i) each bank, savings and loan or similar financial institution at which SPC has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by SPC thereat and details, including terms, of any line of credit or credit facility; and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

           (b) Except as set forth on Schedule 4.27 hereto, all of the
                                      -------------
outstanding indebtedness (secured or unsecured) for borrowed money of SPC may be prepaid without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

     4.28  Other Representations.  All of the representations, warranties and
           ---------------------
other statements of SPC now or hereafter made in writing to Deloitte & Touche LLP shall be deemed to have been made herein as if set forth in full herein.

     4.29  Full Disclosure.  No representation, warranty or other statement of
           ---------------
SPC contained in this Agreement, any of the Ancillary Agreements or any other document, certificate or written statement furnished to DPRC in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to SPC which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to DPRC for use in connection with the transactions contemplated hereby.


                                   ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING SHAREHOLDERS
        --------------------------------------------------------------

     Each of the Controlling Shareholders, jointly and severally, represents and warrants to DPRC that the following statements are true and complete and not misleading as of the date of this Agreement:

     5.1  Authorization.  Such Controlling Shareholder has the requisite power,
          -------------
authority and legal right and capacity to enter into this Agreement and the Ancillary Agreements to which he is a party, to perform such Controlling Shareholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     5.2  Due Execution and Delivery; Binding Obligations.  This Agreement has
          -----------------------------------------------
been and, at the Effective Date, each of the Ancillary Agreements to which he is a party shall be, duly executed and delivered by such Controlling Shareholder. This Agreement constitutes and, at the Effective Date, each of the Ancillary Agreements to which he is a party shall constitute, the legal, valid and binding agreement and obligation of such Controlling Shareholder, enforceable against such Controlling Shareholder in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

     5.3  No Conflict or Violation.  Except as set forth on Schedule 4.4 hereto,
          ------------------------                          ------------
neither the execution and delivery of this Agreement and the Ancillary Agreements by such Controlling Shareholder, to the extent he is a party, nor the consummation of the transactions contemplated hereby and thereby, will result in
(a) a violation of, or a conflict with, any subscription, shareholders' or similar types of agreements or understandings to which such Controlling Shareholder is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract, Encumbrance or Permit to which such Controlling Shareholder is a party; (c) a violation by such Controlling Shareholder of any applicable Law; or (d) a violation by such Controlling Shareholder of any order, judgment, writ, injunction decree or award to which such Controlling Shareholder is a party.

     5.4  Consents and Approvals. Except as set forth on Schedule 4.5 hereto, no
          ----------------------                         ------------
consent, Permit, approval or authorization of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by such Controlling Shareholder by virtue of such Controlling Shareholders' execution, delivery and performance of this Agreement or any of the Ancillary Agreements, except for the approval of the Merger by the shareholders of SPC and applicable requirements, if any, of the Securities Act, the Exchange Act, state securities Laws, and the filing and recordation of the Merger Documents as required by the North Carolina Law.

     5.5  Title to SPC Common Stock.  Such Controlling Shareholder owns
          -------------------------
beneficially and of record the number and type of securities of SPC set forth opposite such Controlling Shareholder's name as set forth on Schedule 4.7
                                                             ------------
hereto, free and clear of all Encumbrances affecting his ability to transfer such shares to DPRC. Except as set forth on Schedule 4.7 hereto, there is not
                                            ------------
outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating such Controlling Shareholder or SPC to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the SPC Common Stock or any other shares of the capital stock of SPC.

     5.6  SPC's Representations and Warranties.  All of the representations and
          ------------------------------------
warranties of SPC contained herein and in each of the Ancillary Agreements to which it is a party are true and correct and not materially misleading as of the date hereof.

     5.7  Other Representations.  All of the representations, warranties and
          ---------------------
other statements of a Controlling Shareholder now or hereafter made in writing to Deloitte & Touche LLP shall be deemed to have been made herein as if set forth in full herein.

     5.8  Full Disclosure.  No representation, warranty or other statement of
          ---------------
such Controlling Shareholder contained in this Agreement, any of the Ancillary Agreements or any other document, certificate or written statement furnished to DPRC in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to such Controlling Shareholder which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to DPRC for use in connection with the transactions contemplated hereby.


                                   ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF DPRC AND ACQUISITION
            ------------------------------------------------------

     DPRC and Acquisition hereby represents and warrants to SPC that the following statements are true and complete and not misleading as of the date of this Agreement:

     6.1  Organization.  Each of DPRC and Acquisition is a corporation duly
          ------------
incorporated, validly existing and in good standing under the Laws of the state of its state of incorporation, and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

     6.2  Authorization.  Each of DPRC and Acquisition has the requisite
          -------------
corporate power, authority and legal right and capacity to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     6.3  Due Execution and Delivery; Binding Obligations.  The execution,
          -----------------------------------------------
delivery and performance by each of DPRC and Acquisition of this Agreement and the Ancillary Agreements to which it is a party, have been duly authorized by the Board of Directors of DPRC and Acquisition, respectively. Except for the consent of the shareholders of DPRC, no further corporate action is necessary on the part of DPRC or Acquisition to make this Agreement and the Ancillary Agreements to which it is a party valid and binding upon DPRC and Acquisition in accordance with their respective terms. This Agreement has been and, at the Effective Date, the Ancillary Agreements (to the extent DPRC or Acquisition is a party thereto) shall be, duly executed and delivered by DPRC and Acquisition and constitute the valid and binding obligations of DPRC and Acquisition, enforceable against DPRC and Acquisition in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

     6.4  No Conflict or Violation.  Neither the execution and delivery of this
          ------------------------
Agreement and the Ancillary Agreements by DPRC and Acquisition, to the extent each is a party thereto, nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, DPRC's or Acquisition's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which DPRC or Acquisition is a party; (b) to DPRC's and Acquisition's knowledge, a violation by DPRC or Acquisition of any Law; or (c) to DPRC's and Acquisition's knowledge, a violation by DPRC or Acquisition of any order, judgment, writ, injunction decree or award to which DPRC or Acquisition is a party.

     6.5  Consents and Approvals. Except as set forth on Schedule 6.5 hereto, no
          ----------------------                         ------------
consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or to DPRC's and Acquisition's knowledge, any other person or entity is required to be made or obtained by DPRC or Acquisition by virtue of its execution, delivery and performance of this Agreement, any of the Ancillary Agreements or DPRC's and Acquisition's consummation of the transactions contemplated hereby or thereby, except for the approval of the Merger by the shareholders of DPRC and Acquisition and applicable requirements, if any, of the Securities Act, the Exchange Act, the state securities Laws, and the filing and recordation of the Merger Documents as required by the North Carolina Law.

     6.6  Financial Statements and Reports.  DPRC has made available to SPC true
          --------------------------------
and complete copies of (i) DPRC's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (the "DPRC 10-K") as filed with the SEC, (ii) DPRC's
                          ---------
Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998 and April 30, 1998, (iii) DPRC's proxy statement relating to the annual meeting of its shareholders held on December 17, 1997, and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K, but excluding any preliminary proxy material), if any, filed by DPRC with the SEC pursuant to the Exchange Act subsequent to the filing of the DPRC 10-K. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information incorporated by reference therein) are referred to in this Agreement as the "DPRC SEC Filings." As of the
                                          ----------------
respective times such documents were filed or, as applicable, became effective, the DPRC SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, except such noncompliance which, in the aggregate, would not have a material adverse effect on the financial condition and results of operations of DPRC and its Subsidiaries, taken as a whole, and, taken as a whole, the DPRC SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DPRC included in the DPRC SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, results of operations and cash flows of DPRC and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments and any other adjustments described therein.

     6.7  Accounting Matters.  To DPRC's best knowledge, neither DPRC nor any of
          ------------------
its Affiliates has taken or agreed to take any action that would prevent the accounting for the transactions contemplated by this Agreement as a pooling of interests in accordance with generally accepted accounting principles and applicable SEC regulations.


                                   ARTICLE 7
                             SHAREHOLDER APPROVAL
                             --------------------

     7.1  Shareholder Meetings.  This Agreement shall be submitted for approval
          --------------------
to the shareholders of DPRC (the "DPRC Meeting") and the shareholders of SPC,
                                  ------------
including any person with "pass-through" voting rights under any Employee Benefit Plan of SPC (the "SPC Meeting"), at meetings to be duly held for such
                          -----------
purpose, which meetings shall be held in accordance with the respective charters and bylaws of DPRC and SPC as soon as practicable after the Registration Statement has been declared effective by the SEC.

     7.2  Proxy Statement-Prospects; Registration Statement.  DPRC shall as soon
          -------------------------------------------------
as reasonably practicable prepare and file with the SEC under the Securities Act, a registration statement on Form S-4 (the "Registration Statement") for the
                                                ----------------------
purpose of registering the sale of the shares of DPRC Common Stock to be issued in the Merger. The Registration Statement shall include as a part thereof a prospectus relating to the shares of DPRC Common Stock to be issued in the Merger which shall also constitute a proxy statement of DPRC (such prospectus and proxy statement are referred to herein as the "Proxy Statement-Prospectus")
                                                   --------------------------
to be used in connection with the solicitation of proxies in accordance with the requirements of the Exchange Act, for the voting of shares of DPRC Common Stock at the meeting of the shareholders of DPRC to be called to approve this Agreement. DPRC shall use its reasonable efforts to respond as soon as reasonably practicable to the comments, if any, of the staff of the SEC (the "Staff") and have the Registration Statement declared effective under the
 -----
Securities Act and the Proxy Statement-Prospectus cleared under the Exchange Act. DPRC shall also take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of DPRC Common Stock in the Merger. SPC shall cooperate with DPRC in the prompt preparation and filing of the Registration Statement. Each of SPC and DPRC covenants and agrees that the information provided and to be provided by SPC or DPRC, as the case may be, specifically for use in the Proxy Statement-Prospectus and the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. DPRC shall notify SPC promptly of the receipt of any comments from the Staff and of any request by the Staff for amendments or supplements to the Registration Statement or for additional information, and shall supply SPC with copies of all correspondence between DPRC or its representatives, on the one hand, and the SEC or members of the Staff, on the other hand, with respect to the Registration Statement or the transactions contemplated hereby. Promptly after the Registration Statement has been declared effective and the Proxy Statement-Prospectus has been cleared, DPRC shall mail to its shareholders proxy solicitation materials, including the Proxy Statement-Prospectus of DPRC and related form of proxy. SPC shall furnish copies of the Proxy Statement-Prospectus to each shareholder of SPC promptly to solicit votes to approve this Agreement at the SPC Meeting.

     7.3  Amendments or Supplements to the Proxy Statement-Prospectus;
          ------------------------------------------------------------
Registration Statement.  If at any time prior to the Effective Date any event
----------------------
with respect to DPRC, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement-Prospectus or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, distributed to the shareholders of DPRC and SPC. The Registration Statement will comply (with respect to DPRC and Acquisition) as to form in all material respects with the provisions of the Securities Act. If at any time prior to the Effective Date any event with respect to SPC or its officers and directors shall occur which is required to be described in the Proxy Statement-Prospectus or the Registration Statement, SPC shall notify DPRC in writing and shall assist DPRC in preparing an amendment or supplement which shall be promptly filed with the SEC and furnished to the shareholders of DPRC and SPC.


                                   ARTICLE 8
                        OTHER COVENANTS AND AGREEMENTS
                        ------------------------------

     8.1  Conduct Prior to the Effective Date.
          -----------------------------------

          (a) Ordinary Course of Business.  From and after the date of this
              ---------------------------
Agreement through the Effective Date, SPC shall conduct the Business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, SPC shall not, without the prior written consent of DPRC, take or undertake or incur or permit to exist any of the acts, transactions, events or occurrences specified in (i) Sections 4.10(a) through
(e) and (g) through (m), above, and (ii) Section 4.10 (f), above, except, and then only to the extent, in the ordinary course and consistent with past practice.

          (b) Certain Actions Relating to Capital Stock. From and after the date
              -----------------------------------------
of this Agreement through the Effective Date, neither SPC nor DPRC shall, without the prior written consent of the other, (i) amend its organizational documents (except that DPRC may amend its Articles of Incorporation to increase the number of shares of capital stock authorized thereunder) or Bylaws, (ii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock, (iii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, (iv) split, combine or reclassify its outstanding shares of capital stock, or (v) issue or agree to issue, any shares of, or rights of any kind to acquire any shares of its capital stock except (A) as contemplated by this Agreement, (B) shares issued upon the exercise or conversion of securities (including, but not limited to, stock options) outstanding on the date hereof, (C) with respect to options granted by DPRC under existing option plans, and (D) shares of DPRC Common Stock issued or to be issued by DPRC, in connection with acquisitions of related businesses; provided, however, that in no event
                                         --------  -------
shall DPRC or SPC effect any issuance or agree to effect any issuance pursuant to this clause (D) if such issuance or agreement would preclude DPRC from accounting for the business combination contemplated by this Agreement as a pooling of interests or would materially delay, or materially reduce the likelihood of, the consummation of the Merger.

          (c) Preserve Business.  From and after the date of this Agreement and
              -----------------
through the Effective Date, SPC shall use reasonable efforts to preserve intact its business organizations, to keep available the services of its operating personnel and to preserve the goodwill of those having business relationships with it, including, without limitation, suppliers and customers.

     8.2  Access to Properties and Records.  DPRC and its Representatives shall
          --------------------------------
have reasonable access during normal business hours throughout the period prior to the Effective Date to all of SPC's properties, and Books and Records, and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them (so long as such questions are not outside of the scope of purpose of this Section 8.2); provided that no investigation pursuant to this Section 8.2 shall alter any representations or warranties of any party or conditions to the obligation of the parties. Any such investigations shall be specifically related to this Agreement and to the transactions contemplated hereby. DPRC shall provide SPC with reasonable notice prior to visiting any such property for the purpose of any such investigation, including notice of the purpose and reason for such investigation.

     8.3  Negotiations.
          ------------

          (a) Acquisition Proposals.  Except in the furtherance of the
              ---------------------
transactions contemplated hereby, prior to the Effective Date, each of SPC and the Controlling Shareholders agrees that (i) neither SPC, the Controlling Shareholders nor any of their respective affiliates shall, and each of SPC and the Controlling Shareholders shall direct and use its and his best efforts to cause its and his Representatives (including, without limitation, any investment banker, attorney or accountant retained by it and him or any of its and his Affiliates) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders), with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in, (A) the acquisition of a majority of the outstanding equity securities of SPC, (B) the issuance by such party, in a single transaction or a series of related transactions, of equity securities which would represent, following issuance, a majority of the outstanding equity securities of SPC, or (C) the acquisition of a majority of the consolidated assets of such party (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any
                               --------------------
negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) it shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it shall take the necessary steps to inform any such parties of the obligations undertaken in this Section 8.3; and (iii) it shall notify DPRC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or him.

          (b) Maintenance of Board Support.  Neither the Board of Directors of
              ----------------------------
SPC nor any committee of such Board, shall (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board or any such committee of the adoption of this Agreement, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal, or (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal.

     8.4  Affiliates Agreements.  Prior to the Effective Date, SPC shall deliver
          ---------------------
to DPRC a list of all persons who SPC deems to be "affiliates" for purposes of Rule 145 under the Securities Act and within the meaning of the rules and regulations pertaining to pooling of interests transactions. SPC shall use reasonable efforts to obtain from each such person an agreement in substantially the form attached hereto as Exhibit F (an "SPC Affiliates Agreement") prior to
                            ---------      ------------------------
the time the Proxy Statement-Prospectus is mailed to DPRC's shareholders. DPRC shall use reasonable efforts to obtain from each of its "affiliates" an agreement in substantially the form attached hereto as Exhibit G (a "DPRC
                                                       ---------     ----
Affiliates Agreement") prior to the time the Proxy Statement-Prospectus is
--------------------
mailed to DPRC's shareholders.

     8.5  Pooling of Interests.  Neither SPC nor DPRC shall, nor shall they
          --------------------
permit any of their respective Affiliates to, take any actions which could have the effect of precluding DPRC from accounting for the business combination contemplated by this Agreement as a pooling of interests.

     8.6  Employee Benefits.  On the Effective Date, SPC shall, and DPRC shall
          -----------------
cause SPC to, pay in full all amounts owing to certain officers of SPC under employment agreements, severance agreements, any restricted shareholders agreement, non-competition agreements and minority stockholder buyout agreements specified in the Schedules hereto and shall perform all other obligations described therein which are required to be performed on or prior to the Effective Date. The parties agree that any such payments shall not constitute a violation of any other provision of this Agreement, including, without limitation, Section 8.1, above. Following the Effective Date, DPRC shall cause SPC to honor all of its binding obligations under any and all severance agreements and employment agreements to which SPC is a party.

     8.7  Commercially Reasonable Efforts.  Subject to the terms and conditions
          -------------------------------
hereof, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to satisfy the conditions set forth herein as soon as practicable. No party will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

     8.8  Financial Statements.  As soon as reasonably practicable, but in no
          --------------------
event later than 30 days after the end of the first full calendar month occurring after the Effective Date, DPRC shall publish (including, without limitation, by means of a press release) financial statements setting forth

30-day combined results of operations in such detail as may be required under the SEC's Accounting Series Release No. 135.

     8.9  Tax Treatment; Tax Opinion.  Each of DPRC and SPC shall use best
          --------------------------
efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(2)(E) of the Code.

     8.10 Public Announcements.  DPRC and SPC shall consult with each other
          --------------------
before issuing any press releases or other public announcements concerning or referring to the Merger, this Agreement or the transactions contemplated by this Agreement and shall not issue any such press releases or other public announcement without the consent of the other unless required by law or by obligations pursuant to the regulations of the National Association of Securities Dealers, and then only after a reasonable attempt to comply with the consultation provisions hereof.


                                   ARTICLE 9
                           CONDITIONS TO THE MERGER
                           ------------------------

     9.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

          (a) The Registration Statement.  The Registration Statement shall have
              --------------------------
been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or shall be continuing to be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (b) Shareholder Approval.  The Shareholders shall have adopted this
              --------------------
Agreement by the requisite vote, and SPC shall have delivered to DPRC a certificate of SPC's Secretary setting forth the number of shares of SPC Common Stock voted in favor of the adoption of this Agreement and certifying that this Agreement was adopted by at least a majority of the outstanding shares of SPC Common Stock. The DPRC shareholders shall have approved the principle terms of the Merger and the issuance of the Share Consideration by the requisite vote, and DPRC shall have delivered to SPC a certificate of DPRC's Secretary setting forth the number of shares of DPRC Common Stock voted in favor of the principle terms of the Merger and the issuance of the Share Consideration and certifying that the principle terms of the Merger and the issuance of the Share Consideration was approved by a majority of the outstanding shares of DPRC Common Stock.

          (c) No Injunctions.  No United States or state governmental authority
              --------------
or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

          (d) Nasdaq Listing.  The shares of DPRC Common Stock issuable in the
              --------------
Merger or thereafter as contemplated by this Agreement shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

          (e) No Proceedings.  There shall not have been instituted or pending
              --------------
any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there have been or be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, would require either party to take any action or do anything in connection with the foregoing which would result in a material adverse effect to their respective businesses or materially impair DPRC's or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of SPC, or compel DPRC to dispose of all or a material portion of the business or assets of DPRC and the DPRC Subsidiaries, taken as a whole.

          (f) Votes Against the Merger.  The holders of no more than 10% of the
              ------------------------
shares of SPC Common Stock shall have been voted against this Agreement, the Merger, and the other transactions contemplated hereby.

          (g) Additional Consideration.  The aggregate amount of cash
              ------------------------
consideration payable with respect to Dissenting Shares and fractional shares shall not exceed 10% of the Merger Consideration.

     9.2  Conditions to the Obligation of SPC to Effect the Merger.  The
          --------------------------------------------------------
obligation of SPC to effect the Merger shall be subject to the fulfillment on or prior to the Effective Date of the following additional conditions:

          (a) Performance.  All covenants, agreements and obligations required
              -----------
by the terms of this Agreement to be performed, satisfied or complied with by DPRC or Acquisition at or before the Effective Date shall have been duly and properly performed in all material respects.

          (b) Representations and Warranties.  Except as otherwise permitted by
              ------------------------------
this Agreement, all representations and warranties by DPRC and Acquisition contained in this Agreement shall be true, correct and not materially misleading on and as of the Effective Date as though made at that time except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

          (c) Officers Certificate.  SPC shall have received a certificate dated
              --------------------
the Effective Date, signed and verified by an officer of DPRC and Acquisition certifying, that the conditions specified in Sections 9.2(a) and (b), above, have been fulfilled.

          (d) Consents and Approvals.  All necessary agreements, waivers,
              ----------------------
authorizations, assurances and consents of third parties to the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.5 hereto, shall have been obtained by DPRC and delivered to SPC.
   ------------

          (e) Opinion of Counsel.  SPC shall have received from Riordan &
              ------------------
McKinzie, counsel for DPRC, an opinion, dated the Effective Date, as to such matters as SPC may reasonably request.

          (f) Escrow Agreement. The Controlling Shareholders shall have obtained
              ----------------
an executed Escrow Agreement from DPRC and the Escrow Agent.

          (g) Employment Agreements. R. Carlisle, T. Carlisle, Carter and
              ---------------------
Gallagher shall have each obtained from Acquisition executed copies of the employment agreement in the form of Exhibit H hereto (the "Executive Employment
                                    ---------              --------------------
Agreements").
----------

     9.3  Conditions to Obligation of DPRC and Acquisition to Effect the Merger.
          ---------------------------------------------------------------------
The obligation of DPRC and Acquisition to effect the Merger shall be subject to the fulfillment on or prior to the Effective Date of the following additional conditions:

          (a) Performance.  All covenants, agreements and obligations required
              -----------
by the terms of this Agreement to be performed, satisfied or complied with by SPC at or before the Effective Date shall have been duly and properly performed in all material respects.

          (b) Representations and Warranties.  Except as otherwise permitted by
              ------------------------------
this Agreement, all representations and warranties made by SPC in this Agreement shall be true, correct and not materially misleading on and as of the Effective Date as though made at that time except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

          (c) No Material Adverse Change.  There shall have been no material
              --------------------------
adverse change in the financial condition, business or prospects of SPC.

          (d) Officers Certificate.  DPRC shall have received a certificate,
              --------------------
dated the Effective Date, signed and verified by the President of SPC certifying, that the conditions specified in Sections 9.3(a), (b) and (c), above, have each been fulfilled.

          (e) Consents and Approvals.  All necessary agreements, waivers,
              ----------------------
approvals, authorizations, assurances and consents of third parties to the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.5 hereto, shall have been
                                       ------------
obtained by SPC and delivered to DPRC.

          (f) Opinion of Counsel.  DPRC shall have received from Hamel, Hicks,
              ------------------
Wray, Brown & Jernigan, P.A., counsel for SPC, an opinion, dated the Effective Date, as to such matters as DPRC may reasonably request.

          (g) Opinion of Accountants.  DPRC shall have received an opinion from
              ----------------------
Deloitte & Touche LLP, dated as of the Effective Date to the effect that the business combination contemplated by this Agreement would properly be accounted for as a pooling of interests in accordance with GAAP and the published rules, regulations and policies of the SEC.

          (h) Opinion of Financial Advisor. DPRC shall have received the opinion
              ----------------------------
of NationsBanc Montgomery Securities LLC, dated as of the Effective Date, to the effect that, as of such date, the consideration being delivered in the Merger is fair from a financial point of view to DPRC.

          (i) Option Cancellation Agreement.  DPRC shall have received an
              -----------------------------
executed Option Cancellation Agreement from each Performance Optionholder.

          (j) Escrow Agreement.  DPRC shall have received an executed Escrow
              ----------------
Agreement from the Controlling Shareholders and the Escrow Agent.

          (k) Executive Employment Agreement.  Acquisition shall have obtained
              ------------------------------
executed Executive Employment Agreements from each of R. Carlisle, T. Carlisle, Carter and Gallagher.

          (l) Noncompetition Agreement.  DPRC shall have obtained from R.
              ------------------------
Carlisle, T. Carlisle, Carter and Gallagher an executed noncompetition agreement in the form attached hereto as Exhibit I (the "Noncompetition Agreement).
                               ---------       ------------------------

          (m) Other Employment Agreements.  Acquisition shall have obtained the
              ---------------------------
employment agreements in substantially the form attached hereto as Exhibit J
                                                                   ---------
(the "Other Employment Agreements"), duly executed by SPC and each of the Key
      ---------------------------
Persons (other than the Controlling Shareholders).

          (n) Affiliates Agreements. Each affiliate of SPC identified as such by
              ---------------------
SPC pursuant to Section 8.5, above, shall have executed and delivered an SPC Affiliates Agreement. Each affiliate of DPRC shall have executed and delivered a DPRC Affiliates Agreement.

          (o) Termination of Certain Agreements.  Evidence of the termination,
              ---------------------------------
effective as of the Effective Date, of (i) the Stock Redemption Agreement dated March 29, 1990, by and among Carter, the Trustees of the Systems & Programming Consultants, Inc. Money Purchase Pension Plan, the Trustees of the Systems & Programming Consultants, Inc. Profit Sharing Plan and Systems & Programming Consultants, Inc., a South Carolina corporation; (ii) the Shareholders' Agreement dated May 25, 1994, by and among SPC, Carter, Gallagher and Brenda Templin, as amended on December 28, 1995 and December 31, 1997; (iii) the Cross Purchase Agreement dated June 12, 1997, by and among SPC, T. Carlisle and R. Carlisle; and (iv) each of the Split Dollar Agreements set forth on Schedule
                                                                    --------
4.17 hereto.
----

          (p) Termination Statements.  SPC shall have obtained and delivered to
              ----------------------
DPRC lien release or termination statements and pay-off letters, each in form and substance to the reasonable satisfaction of DPRC, from each of the persons (other than governmental agencies) set forth on Exhibit C hereto.
                       ---------

          (q) Transfer of Real Property. SPC shall have sold, conveyed and
              -------------------------
transferred to one or more of the Controlling Shareholders, and such Controlling Shareholder(s) shall have acquired and received from SPC, that certain real property located in Town Creek Township, Brunswick County, North Carolina, which is more specifically described on Schedule 4.11 hereto (the "Brunswick County
                                  -------------              ----------------
Property").  The value of the Brunswick County Property shall be appraised by a
--------
certified independent real estate appraiser in the State of North Carolina (the "Appraised Value"), and sold, conveyed and transferred to such Controlling
 ---------------
Shareholder(s) in consideration of a cash payment made by such Controlling Shareholder(s) to SPC in an amount equal to the Appraised Value.

          (r) Modifications to Employee Benefit Plans. The Board of Directors of
              ---------------------------------------
SPC shall have adopted resolutions changing, amending or otherwise modifying any and all Employee Benefit Plans as may be reasonably requested by DPRC.


                                  ARTICLE 10
                         TERMINATION PRIOR TO CLOSING
                         ----------------------------

     10.1 Termination.  This Agreement may be terminated and the Merger
          -----------
contemplated herein may be abandoned at any time prior to the Effective Date:

          (a) By the mutual written consent of DPRC and SPC;

          (b) By DPRC, if SPC or a Controlling Shareholder shall have breached in any material respect any of its or his representations or warranties contained herein, or if SPC or a Controlling Shareholder fails to comply in any material respect with any of its or his covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement;

          (c) By SPC, if DPRC or Acquisition shall have breached in any material respect any of its representations or warranties contained herein, or if DPRC or Acquisition fails to comply in any material respect with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement;

          (d) By either DPRC or SPC on written notice to the other party, if the Merger shall not have been consummated on or before December 31, 1998 (the "Outside Date"); provided, however, that (i) DPRC may not terminate this
 ------------
Agreement pursuant to this Section 10.1(d) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to SPC's obligation to effect the Merger set forth in Section 9.2, above, and (ii) SPC may not terminate this Agreement pursuant to this Section 10.1(d) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to DPRC's obligation to effect the Merger set forth in Section 9.3, above;

           (e) By DPRC, if upon a vote at the DPRC Meeting, DPRC's shareholders do not approve the principle terms of the Merger and the issuance of the Share Consideration;

           (f) By SPC, if upon a vote at the SPC Meeting, the Shareholders do not approve the principle terms of the Merger; and

           (g) By DPRC on written notice to SPC, if, at any time prior to the Effective Date, Deloitte & Touche LLP shall have indicated in writing to DPRC that such firm is unable to render the opinion required by Section 9.3(g), above, and that it cannot reasonably be anticipated that such firm will be able to render such opinion within sixty (60) days of the date of such writing; provided, however, that, in the event such firm is unable to render such opinion as a result of a breach by DPRC of any representation, warranty or covenant in this Agreement, DPRC may not terminate this Agreement pursuant to this clause
(g).

     10.2  Effect of Termination.  In the event of any termination of this
           ---------------------
Agreement pursuant to Section 10.1(a), (d), (e), (f), (h) or (i) above, no party (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that the parties shall each pay one-half of certain expenses as provided in Section 11.7, below. In the event of any termination of this Agreement pursuant to Section 10.1(b) or
(c), above, such termination shall not limit or affect in any way the ability of the non-breaching party to seek damages from the breaching party for any breach of this Agreement (including the right to seek recovery of the portion of the expenses paid by the non-breaching party pursuant to Section 11.6, below).

     10.3  Effect of Obligations.  Termination of this Agreement pursuant to
           ---------------------
Section 10.1, above, shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any liability on the part of any party or the shareholders, directors, officers or partners in respect thereof, except for the obligations under Section 8.4, above; provided,
                                                                      --------
however, that termination pursuant to Section 10.1 (b) or (c), above, shall not
-------
relieve the defaulting or breaching party from any liability to the other party.


                                  ARTICLE 11
                                 POST CLOSING
                                 ------------

     11.1  Survival of Representations and Warranties.  Regardless of any
           ------------------------------------------
investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Date for a period ending with the completion of the first audit of financial statements that contain the combined results of the parties, but in no event later than one year after the Effective Date (the "Survival Date").
                               -------------

     11.2  Indemnification Obligations.
           ---------------------------

           (a) Indemnification by the Controlling Shareholders.  The Controlling
               -----------------------------------------------
Shareholders, jointly and severally, shall indemnify, defend and hold harmless DPRC, the Surviving Corporation and any of their affiliates and their respective Representatives and their respective heirs, executors, administrators, successors and assigns (collectively, the "DPRC Representatives"), and shall
                                           --------------------
reimburse DPRC, the Surviving Corporation and any of their affiliates and the DPRC Representatives, on demand, for any Damages resulting from any of the following: (i) any breach of warranty or inaccurate or erroneous representation made by the Controlling Shareholders or SPC herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of the Controlling Shareholders or SPC pursuant hereto or thereto; (ii) any Action set forth on Schedule 4.7 hereto; (iii) any failure to file Tax Returns or to
             ------------
pay Taxes in any jurisdiction; (iv) any failure to properly account for vacation accruals in the Financial Statements; (v) any failure to properly account for health insurance premium accruals in the Financial Statements; (vi) any violation of an Environmental Law with respect to the SPC Real Property; and
(vii) any failure of SPC to have held any requisite Permit prior to the Effective Time.

           (b) Indemnification by DPRC.  DPRC shall indemnify, defend and hold
               -----------------------
harmless the Controlling Shareholders, and any of their respective Representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, the "Controlling Shareholder
                                           -----------------------
Representatives"), and shall reimburse the Controlling Shareholders and the
---------------
Controlling Shareholder Representatives, on demand, for any Damages resulting from any breach of warranty or inaccurate or erroneous representation made by DPRC or Acquisition herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of DPRC or Acquisition pursuant hereto or thereto.

          (c) Notice of Claims for Indemnity. Whenever a claim for Damages shall
              ------------------------------
arise for which one party ("Indemnitee") shall be entitled to indemnification
                            ----------
hereunder, Indemnitee shall notify the other party ("Indemnitor") in writing as
                                                     ----------
soon as practicable following receipt of notice of such claim, and in any event within such shorter period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnity rights.

           (d) Claims Between the Parties.  Upon receipt of any request for
               --------------------------
indemnification with respect to a claim by Indemnitee directly against Indemnitor (rather than to a claim for indemnification with respect to a claim brought against Indemnitee by a third party), Indemnitor shall, within 30 days of the mailing of Indemnitee's notice setting forth such request for indemnification, either (a) agree in writing to such indemnification request, or
(b) if Indemnitor believes in good faith that it is not obligated to indemnify Indemnitee with respect to such claim, provide Indemnitee with written notice setting forth the basis for such objection in reasonable detail. If Indemnitor fails to respond to Indemnitee's written request within such 30-day period, Indemnitee's right to indemnification, as set forth in Indemnitee's notice to Indemnitor, shall be deemed agreed to by Indemnitor. If Indemnitor timely objects to Indemnitee's request for indemnification, Indemnitor and

Indemnitee shall meet and confer and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within 20 days (or such longer period as Indemnitor and Indemnitee may agree) of delivery of Indemnitor's written objection, such dispute shall be settled by binding arbitration before a single arbitrator in (i) the County of Mecklenburg, State of North Carolina, if DPRC (or a DPRC Representative) is Indemnitee, and (ii) Orange County, California, if a Controlling Shareholder (or a Controlling Shareholder Representative) is Indemnitee. Such proceedings shall be conducted by the American Arbitration Association pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor.

           (e) Indemnification With Respect to Third Party Claims.  Upon receipt
               --------------------------------------------------
by Indemnitor of a notice from Indemnitee with respect to any claim of a third party against Indemnitee with respect to which Indemnitee requests to be indemnified by Indemnitor, Indemnitor shall, within 20 days of the mailing of Indemnitee's notice setting forth such request for indemnification, either (a) agree in writing to assume the defense of such third party claim, or (b) if Indemnitor believes in good faith that it is not obligated to indemnify Indemnitee with respect to such third party claim, provide Indemnitee with written notice setting forth the basis for such objection in reasonable detail. If Indemnitor fails to respond to Indemnitee's written request within such 20 day period, Indemnitee's right to indemnification, as set forth in Indemnitee's notice to Indemnitor, shall be deemed agreed to by Indemnitor. In the event Indemnitor timely objects to Indemnitee's request for indemnification, Indemnitor and Indemnitee shall meet and confer and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within 20 days (or such longer period as Indemnitor and Indemnitee may agree) of delivery of Indemnitor's written objection, such dispute shall be settled by binding arbitration before a single arbitrator in (i) the County of Mecklenburg, State of North Carolina, if DPRC (or a DPRC Representative) is Indemnitee, and (ii) Orange County, California, if a Controlling Shareholder (or a Controlling Shareholder Representative) is Indemnitee. Such proceedings shall be conducted by the American Arbitration Association pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor. In the event it is determined that Indemnitor is required to indemnify Indemnitee, Indemnitor shall assume the defense of such third party claim with counsel reasonably satisfactory to Indemnitee, and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor has agreed to indemnify Indemnitee and has assumed the defense of any such third party claim,
(A) Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee, and (B) Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, however,
                                                            --------  -------
that, to the extent that such settlement requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee. If Indemnitor does not assume the defense of any third party claim for which it is obligated to provide indemnification hereunder, Indemnitee may assume control of the defense of such claim through counsel of its choice at Indemnitor's expense and shall have control over the litigation and authority to resolve such claim. If action is required to be taken with respect to any third party claim prior to the determination of Indemnitor's obligations hereunder, Indemnitee may assume control of the defense of such claim through counsel of its choice until such time as Indemnitor's obligations hereunder are determined; provided, however,
                                                           --------  -------
that Indemnitor shall not be liable hereunder for any settlement of such claim without Indemnitor's prior written consent unless and until it is determined that Indemnitor is obligated hereunder to provide indemnification with respect thereto and refuses or fails to assume the defense of such claim.

           (f) Limitations on Claims.  Notwithstanding anything to the contrary
               ---------------------
in Section 11.2(a), above, the maximum, aggregate amount of claims for Damages for which DPRC shall be entitled to indemnification under (i) clause (i) of
Section 11.2(a), above, shall be limited to ten percent (10%) of the Merger Consideration, and (ii) clauses (i) through (vii), collectively, of Section 11.2(a), above, shall be limited to twenty percent (20%) of the Merger Consideration.

     11.3  Tax-Free Treatment.  None of the parties shall take any action,
           ------------------
directly or indirectly, that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(2)(E) of the Code.

     11.4  Stock Options.  At the next meeting of the Compensation Committee of
           -------------
DPRC after the Effective Date, each of the persons set forth on Schedule 11.4
                                                                -------------
attached hereto shall be granted, under DPRC's 1994 Stock Option Plan, as amended (the "Plan"), options to purchase the number of shares of DPRC Common
              ----
Stock set forth opposite such person's name on Schedule 11.4 attached hereto.
                                               -------------
The exercise price of each such option shall be the fair market value of the DPRC Common Stock at the date of grant, as determined by the Plan (i.e., the closing price of the DPRC Common Stock for the last preceding day on which DPRC's shares were traded).

     11.5  Board Representation.  At the next meeting of the Board of Directors
           --------------------
of DPRC (the "Board") after the Effective Date, DPRC will increase the
              -----
authorized number of members of the Board from five to seven and will cause T. Carlisle to be elected to the Board. DPRC shall nominate T. Carlisle as a director to stand for election at DPRC's next annual meeting of stockholders. During the term of T. Carlisle's Executive Employment Agreement, DPRC shall also nominate and elect T. Carlisle as a director of the Surviving Corporation.

     11.6  Transfers To Be Effected By Market Maker.  Upon consummation of the
           ----------------------------------------
Merger, none of the Controlling Shareholders shall, directly or indirectly, sell or engage in any transaction which may result in a change in the legal, beneficial or record ownership of the Controlling Shareholders' shares of DPRC Common Stock, or any interest therein, including, without limitation, a voluntary or involuntary sale, assignment, transfer, option, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "Transfer"), unless such Transfer is effected through a "market maker" in the
 --------
DPRC Common Stock. Each of the Controlling Shareholders acknowledges that the certificates and instruments evidencing his shares of DPRC Common Stock will bear the following legend:

           THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS MORE SPECIFICALLY SET FORTH IN AN AGREEMENT AND PLAN OF MERGER DATED JUNE 16, 1998, AMONG DATA PROCESSING RESOURCES CORPORATION, DPRC ACQUISITION CORP., SYSTEMS & PROGRAMMING CONSULTANTS, INC. AND CERTAIN OF THE SHAREHOLDERS OF SYSTEMS & PROGRAMMING CONSULTANTS, INC.

     11.7  Expenses.  The Controlling Shareholders will be solely responsible
           --------
for and bear all of their respective cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement. DPRC will be solely responsible for and bear all of its cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement. If the Merger is consummated, all reasonable fees and expenses incurred by SPC in connection with the Merger and the transactions contemplated hereby will be paid by the Surviving Corporation (the "Merger Costs and Expenses"). If this Agreement is
                            -------------------------
terminated and the Merger is not consummated for any reason, SPC shall bear its own fees and expenses; provided, however, that one-half or $50,000, whichever is less, of the following DPRC fees and expenses shall be paid by SPC: (i) the filing fee paid by DPRC to the SEC with respect to the Registration Statement; and (ii) the printing and mailing expenses incurred by DPRC with respect to the Proxy Statement-Prospectus and the Registration Statement. In the event of any termination of this Agreement pursuant to clause (b) or clause (c) of Section 10.1, above, the non-breaching party may assert a claim for payment of the portion of such fees paid by the non-breaching party as one element of the damages suffered by such non-breaching party.


                                  ARTICLE 12
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     12.1  Entire Agreement.  This Agreement, together with the agreements
           ----------------
referred to herein and in the Schedules and Exhibits hereto and thereto, set forth the entire agreement between the parties with regard to the subject matter of this Agreement. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement, including, without limitation, that certain letter dated March 7, 1998 from DPRC to Arthur Andersen - Corporate Finance, are contained in this Agreement, in the Schedules and Exhibits to this Agreement, and the documents referred to or implementing the provisions of this Agreement. This is an integrated agreement.

     12.2  Governing Law and Choice of Forum.  The validity, construction and
           ---------------------------------
performance of this Agreement, and any Action arising out of or relating to this Agreement or any of the Ancillary Agreements, shall be governed by the Laws, without regard to the Laws as to choice or conflict of

Laws, of the State of California. Any Action arising out of or relating hereto or thereto, or the interpretation, performance or breach hereof or thereof, shall be instituted in the United States District Court for the Central District of California or any court of the State of California located in Orange County, and each party irrevocably submits to the jurisdiction of those courts and waives any and all objections to jurisdiction or venue that it may have under the Laws of the State of California or otherwise in those courts in any such Action. Each party agrees to accept service of process in any such Action in the manner provided for in Section 12.7, below.

     12.3  Interpretation.  The language in all parts of this Agreement and each
           --------------
of the other Ancillary Agreements shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

     12.4  Waiver and Amendment.  This Agreement may be amended, supplemented,
           --------------------
modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

     12.5  Assignment.  Except as specifically provided otherwise in this
           ----------
Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Any attempt at such an assignment without such consent shall be void and, at the option of the non-consenting party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement. Notwithstanding the foregoing, DPRC or Acquisition may, without the consent of the Controlling Shareholders or SPC, assign all of their rights and obligations under this Agreement (other than the issuance of the Controlling Shareholders' Shares) to any affiliate of DPRC.

     12.6  Successors and Assigns.  Each of the terms, provisions and
           ----------------------
obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

     12.7  Notices.  All notices, requests, demands and other communications
           -------
made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or
(b) on the date
or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section
12.7 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

     12.8  Severability.  Each provision of this Agreement is intended to be
           ------------
severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

     12.9  Specific Performance.  Each party's obligations under this Agreement
           --------------------
are unique. If any party should default in any of its obligations under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages. Accordingly, without prejudice to the right to seek and recover monetary damages, each nondefaulting party shall be entitled to sue in equity for specific performance of this Agreement or other injunctive relief, and each party hereby waives any defense that a remedy in damages would be adequate.

     12.10 Cumulative Remedies.  No remedy made available hereunder by any of
           -------------------
the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     12.11 Warranty of Authority.  Each of the individuals signing this
           ---------------------
Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.



                    [rest of page intentionally left blank]

     12.12  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

"DPRC":                              "SPC":

DATA PROCESSING                      SYSTEMS & PROGRAMMING
RESOURCES CORPORATION,               CONSULTANTS, INC.
a California corporation             a North Carolina corporation


By: /s/ MICHAEL A. PIRAINO           By: /s/ THOMAS G. CARLISLE
    ----------------------               ---------------------------------
Michael A. Piraino                       Its: President
Executive Vice President                     -----------------------------


Address:                             Address:
-------                              -------
4400 MacArthur Boulevard             212 S. Tryon
Suite 600                            Suite 700
Newport Beach, CA  92660-2037        Charlotte, NC 28281
Phone No.:  (714) 553-1102           Phone No.:  (704) 348-9000
FAX No.:    (714) 752-5850           FAX No.:    (704) 348-9050


"ACQUISITION":                       THE "CONTROLLING
                                     SHAREHOLDERS":
DPRC ACQUISITION CORP.,
a North Carolina corporation


By:    /s/ MICHAEL A. PIRAINO        /s/ RICHARD K. CARLISLE
       ------------------------      ------------------------------------
       Michael A. Piraino            RICHARD K. CARLISLE
       Executive Vice President


Address:                             Address:
-------                              -------
4400 MacArthur Boulevard             c/o Systems & Programming Consultants, Inc.
Suite 600                            212 S. Tryon, Suite 700
Newport Beach, CA  92660-2037        Charlotte, NC 28281
Phone No.:  (714) 553-1102           Phone No.:  (704) 348-9000
FAX No.:    (714) 752-5850           FAX No.:    (704) 348-9050

                                     /s/ THOMAS G. CARLISLE
                                     -------------------------------------------
                                     THOMAS G. CARLISLE

                                     Address:
                                     -------
                                     c/o Systems & Programming Consultants, Inc.
                                     212 S. Tryon, Suite 700
                                     Charlotte, NC 28281
                                     Phone No.:  (704) 348-9000
                                     FAX No.:    (704) 348-9050


                                     /s/ JEFFERY CARTER
                                     -------------------------------------------
                                     JEFFERY CARTER

                                     Address:
                                     -------
                                     c/o Systems & Programming Consultants, Inc.
                                     212 S. Tryon, Suite 700
                                     Charlotte, NC 28281
                                     Phone No.:  (704) 348-9000
                                     FAX No.:    (704) 348-9050


                                     /s/ ROBERT GALLAGHER
                                     -------------------------------------------
                                     ROBERT GALLAGHER

                                     Address:
                                     -------
                                     c/o Systems & Programming Consultants, Inc.
                                     212 S. Tryon, Suite 700
                                     Charlotte, NC 28281
                                     Phone No.:  (704) 348-9000
                                     FAX No.:    (704) 348-9050